                                                                   DRAFT: 2/2/96

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG


                        HARTE-HANKS COMMUNICATIONS, INC.

                                      AND


                             HHD ACQUISITION CORP.

                                      AND


                                  DIMARK, INC.

                               TABLE OF CONTENTS


                                                        ARTICLE I

                                                        THE MERGER

SECTION 1.01     The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2
SECTION 1.02.    Closing; Closing Date; Effective Time  . . . . . . . . . . . . . . . . . . . . . .      2
SECTION 1.03.    Effect of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2
SECTION 1.04.    Certificate of Incorporation; Bylaws . . . . . . . . . . . . . . . . . . . . . . .      2
SECTION 1.05.    Directors and Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2

                                                        ARTICLE II

                                    CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

SECTION 2.01.    Merger Consideration; Conversion and Cancellation of Securities  . . . . . . . . .      3
SECTION 2.02.    Exchange and Surrender of Certificates . . . . . . . . . . . . . . . . . . . . . .      4

                                                       ARTICLE III

                                      REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 3.01.    Organization and Qualification; Subsidiaries . . . . . . . . . . . . . . . . . . .      6
SECTION 3.02.    Charter and Bylaws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6
SECTION 3.03.    Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6
SECTION 3.04.    Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8
SECTION 3.05.    No Conflict; Required Filings and Consents . . . . . . . . . . . . . . . . . . . .      8
SECTION 3.06.    Permits; Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9
SECTION 3.07.    SEC Reports; Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . .      9
SECTION 3.08.    Absence of Certain Changes or Events . . . . . . . . . . . . . . . . . . . . . . .     10
SECTION 3.09.    Absence of Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     11
SECTION 3.10.    Employee Benefit Plans; Labor Matters  . . . . . . . . . . . . . . . . . . . . . .     11
SECTION 3.11.    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     14
SECTION 3.12.    Tax Matters; Pooling . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     16
SECTION 3.13.    Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     17
SECTION 3.14.    Certain Business Practices . . . . . . . . . . . . . . . . . . . . . . . . . . . .     17
SECTION 3.15     Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     17
SECTION 3.16.    Vote Required  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     18
SECTION 3.17.    Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     18
SECTION 3.18.    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     19
SECTION 3.19.    Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     19
SECTION 3.20.    Certain Contracts and Restrictions . . . . . . . . . . . . . . . . . . . . . . . .     19


SECTION 3.21.    Information Supplied . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     19
SECTION 3.22.    Opinion of Financial Advisor . . . . . . . . . . . . . . . . . . . . . . . . . . .     19
SECTION 3.23     Pooling Letter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     20

                                                        ARTICLE IV

                                         REPRESENTATIONS AND WARRANTIES OF PARENT

SECTION 4.01.    Organization and Qualification . . . . . . . . . . . . . . . . . . . . . . . . . .     20
SECTION 4.02.    Charter and Bylaws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     20
SECTION 4.03.    Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     20
SECTION 4.04.    Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     22
SECTION 4.05.    No Conflict; Required Filings and Consents . . . . . . . . . . . . . . . . . . . .     22
SECTION 4.06.    Permits; Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     22
SECTION 4.07.    SEC Reports; Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . .     23
SECTION 4.08.    Absence of Certain Changes or Events . . . . . . . . . . . . . . . . . . . . . . .     23
SECTION 4.09.    Absence of Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     24
SECTION 4.10.    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     24
SECTION 4.11.    Tax Matters; Pooling . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     24
SECTION 4.12.    Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     24
SECTION 4.13.    Certain Business Practices . . . . . . . . . . . . . . . . . . . . . . . . . . . .     25
SECTION 4.14.    Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     25
SECTION 4.15.    Vote Required  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     25
SECTION 4.16.    Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     26
SECTION 4.17.    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     26
SECTION 4.18.    Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     26
SECTION 4.19.    Information Supplied . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     26
SECTION 4.20.    Opinion of Financial Advisor . . . . . . . . . . . . . . . . . . . . . . . . . . .     26
SECTION 4.21.    Pooling Letter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     26

                                                        ARTICLE V

                                                        COVENANTS

SECTION 5.01.    Affirmative Covenants of the Company . . . . . . . . . . . . . . . . . . . . . . .     27
SECTION 5.02.    Negative Covenants of the Company  . . . . . . . . . . . . . . . . . . . . . . . .     27
SECTION 5.03.    Affirmative and Negative Covenants of Parent . . . . . . . . . . . . . . . . . . .     31
SECTION 5.04.    Access and Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     32

                                                        ARTICLE VI

                                                  ADDITIONAL AGREEMENTS

SECTION 6.01.    Meetings of Stockholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     33
SECTION 6.02.    Registration Statement; Joint Proxy Statement/Prospectus . . . . . . . . . . . . .     33


SECTION 6.03.    Appropriate Action; Consents; Filings  . . . . . . . . . . . . . . . . . . . . . .     35
SECTION 6.04.    Affiliates; Pooling; Tax Treatment . . . . . . . . . . . . . . . . . . . . . . . .     37
SECTION 6.05.    Public Announcements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     38
SECTION 6.06.    NYSE Listing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     38
SECTION 6.07.    Comfort Letters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     38
SECTION 6.08     Stock Option Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     38
SECTION 6.09     Warrants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     39
SECTION 6.10     Merger Sub . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     40
SECTION 6.11     Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     40

                                                       ARTICLE VII

                                                    CLOSING CONDITIONS

SECTION 7.01.    Conditions to Obligations of Each Party Under This Agreement . . . . . . . . . . .     40
SECTION 7.02.    Additional Conditions to Obligations of the Parent Companies . . . . . . . . . . .     41
SECTION 7.03.    Additional Conditions to Obligations of the Company  . . . . . . . . . . . . . . .     43

                                                       ARTICLE VIII

                                            TERMINATION, AMENDMENT AND WAIVER

SECTION 8.01.    Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     44
SECTION 8.02.    Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     46
SECTION 8.03.    Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     47
SECTION 8.04.    Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     47
SECTION 8.05.    Fees, Expenses and Other Payments  . . . . . . . . . . . . . . . . . . . . . . . .     47

                                                        ARTICLE IX

                                                    GENERAL PROVISIONS

SECTION 9.01.    Effectiveness of Representations, Warranties and Agreements  . . . . . . . . . . .     49
SECTION 9.02.    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     49
SECTION 9.03.    Certain Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     50
SECTION 9.04.    Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     52
SECTION 9.05.    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     52
SECTION 9.06.    Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     52
SECTION 9.07.    Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     52
SECTION 9.08.    Parties in Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     52
SECTION 9.09.    Specific Performance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     53
SECTION 9.10.    Failure or Indulgence Not Waiver; Remedies Cumulative  . . . . . . . . . . . . . .     53
SECTION 9.11.    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     53
SECTION 9.12.    Registration Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     53
SECTION 9.13.    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     60

SECTION 9.14     Irrevocable Proxy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     60


EXHIBITS

Exhibit A        Company Affiliate's Agreement
Exhibit B        Parent Affiliate's Agreement
Exhibit C        Irrevocable Proxy of Certain Stockholders of the Company
Exhibit D        Irrevocable Proxy of Certain Stockholders of Parent
Exhibit E        Opinion of Company Counsel
Exhibit F        Opinion of Parent Counsel

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER, dated as of February __, 1996 (this "Agreement"), is by and among Harte-Hanks Communications, Inc., a Delaware corporation ("Parent"), HHD Acquisition Corp., a New Jersey corporation and wholly owned subsidiary of Parent ("Merger Sub"), and DiMark, Inc., a New Jersey corporation (the "Company"). Parent and Merger Sub are sometimes referred to herein as the "Parent Companies."

         WHEREAS, Merger Sub, upon the terms and subject to the conditions of this Agreement and in accordance with the Business Corporation Act of the State of New Jersey ("New Jersey Law"), will merge with and into the Company (the "Merger"), and pursuant thereto, the issued and outstanding shares of common stock, no par value, of the Company ("the Company Common Stock") not owned directly or indirectly by the Company or the Parent Companies or their respective subsidiaries will be converted into the right to receive shares of common stock, $1.00 par value, of Parent (the "Parent Common Stock"), as set forth herein;

         WHEREAS, the Board of Directors of the Company has determined that the Merger is fair to, and in the best interests of, the Company and its stockholders and has approved and adopted this Agreement and the transactions contemplated hereby;

         WHEREAS, the Board of Directors of Parent has determined that the Merger is fair to, and in the best interests of, Parent and its stockholders and has approved and adopted this Agreement and the transactions contemplated hereby;

         WHEREAS, the Board of Directors of Merger Sub has approved and adopted this Agreement and Parent, as the sole stockholder of Merger Sub, has approved and adopted this Agreement;

         WHEREAS, for federal income tax purposes, it is intended that the Merger qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, the Merger is intended to be treated as a "pooling of interests" for financial accounting purposes;

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

         SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with New Jersey Law, at the Effective Time (as defined in Section 1.02 of this Agreement), Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation"). Certain terms used in this Agreement are defined in Section
9.03 hereof.

         SECTION 1.02. Closing; Closing Date; Effective Time. Unless this Agreement shall have been terminated pursuant to Section 8.01, and subject to the satisfaction or waiver of the conditions set forth in Article VII, the consummation of the Merger and the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Hughes & Luce, L.L.P., 1717 Main Street, Dallas, Texas as soon as practicable (but in any event within two business days) after the satisfaction or waiver of the conditions set forth in Article VII, or at such other date, time and place as Parent and the Company may agree; provided, that the conditions set forth in
Article VII shall have been satisfied or waived at or prior to such time. The date on which the Closing takes place is referred to herein as the "Closing Date". As promptly as practicable on the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger with the Secretary of State of the State of New Jersey, in such form as required by, and executed in accordance with the relevant provisions of, New Jersey Law (the date and time of such filing, or such later date or time agreed upon by Parent and the Company and set forth therein, being the "Effective Time"). For all Tax purposes, the Closing shall be effective at the end of the day on the Closing Date.

         SECTION 1.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of New Jersey Law.

         SECTION 1.04. Certificate of Incorporation; Bylaws. At the Effective Time, the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation and thereafter shall continue to be its certificate of incorporation until amended as provided therein and pursuant to New Jersey Law. The bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation and thereafter shall continue to be its bylaws until amended as provided therein and pursuant to New Jersey Law.

         SECTION 1.05. Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the charter and bylaws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each to hold office in accordance with the bylaws of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

         SECTION 2.01. Merger Consideration; Conversion and Cancellation of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of the Parent Companies, the Company or their respective stockholders:

                 (a) Subject to the other provisions of this Article II, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (excluding any Company Common Stock described in Section 2.0l (b) of this Agreement) shall be converted into the right to receive .656 shares of Parent Common Stock (the "Exchange Ratio"). Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding shares of Parent Common Stock or Company Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

                 (b) Notwithstanding any provision of this Agreement to the contrary, each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock owned by Parent or any direct or indirect wholly owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

                 (c) All shares of the Company Common Stock shall cease to be outstanding and shall automatically be canceled and retired, and each certificate previously evidencing the Company Common Stock outstanding immediately prior to the Effective Time (other than Company Common Stock described in Section 2.01(b) of this Agreement) ("Converted Shares") shall thereafter represent the right to receive, subject to Section 2.02(e) of this Agreement, that number of shares of Parent Common Stock determined pursuant to the Exchange Ratio and, if applicable, cash pursuant to Section 2.02(e) of this Agreement (the "Merger Consideration"). The holders of certificates previously evidencing Converted Shares shall cease to have any rights with respect to such Converted Shares except as otherwise provided herein or by law. Such certificates previously evidencing Converted Shares shall be exchanged for certificates evidencing whole shares of Parent Common Stock upon the surrender of such Certificates in accordance with the provisions of Section 2.02 of this Agreement, without interest. No fractional shares of Parent Common Stock shall be issued in connection with the Merger and, in lieu thereof, a cash payment shall be made pursuant to Section 2.02(e) of this Agreement.

                 (d) Each share of common stock, par value $1.00 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $1.00 per share, of the Surviving Corporation.

         SECTION 2.02.    Exchange and Surrender of Certificates.

                 (a) As soon as practicable after the Effective Time, each holder of a certificate previously evidencing Converted Shares shall be entitled, upon surrender thereof to Parent or its transfer agent (as specified in the letter of transmittal described in Section 2.02
         (c)), to receive in exchange therefor a certificate or certificates representing the number of whole shares of Parent Common Stock into which the Converted Shares so surrendered shall have been converted as aforesaid, in such denominations and registered in such names as such holder may request. Each holder of Converted Shares who would otherwise be entitled to a fraction of a share of Parent Common Stock shall, upon surrender of the certificates representing such shares held by such holder as aforesaid, be paid an amount in cash in accordance with the provisions of Section 2.02(e). Until so surrendered and exchanged, each certificate previously evidencing Converted Shares shall represent solely the right to receive Parent Common Stock and cash in lieu of fractional shares. Unless and until any such certificates shall be so surrendered and exchanged, no dividends or other distributions payable to the holders of record of Parent Common Stock as of any time on or after the Effective Time shall be paid to the holders of such certificates previously evidencing Converted Shares; provided, however, that, upon any such surrender and exchange of such certificates, there shall be paid to the record holders of the certificates issued and exchanged therefor
         (i) the amount, without interest thereon, of dividends and other distributions, if any, with a record date on or after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, if any, with a record date on or after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Parent Common Stock. Notwithstanding the foregoing, no party hereto (or Parent's transfer agent) shall be liable to any former holder of Converted Shares for any cash, Parent Common Stock or dividends or distributions thereon delivered to a public official pursuant to applicable abandoned property, escheat or similar law.

                 (b) All shares of Parent Common Stock issued upon the surrender for exchange of certificates previously representing Converted Shares in accordance with the terms hereof (including any cash paid pursuant to Section 2.02 (e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Converted Shares. At and after the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of Company Common Stock that was outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates which previously evidenced Converted Shares are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

                 (c) As promptly as practicable after the Effective Time, Parent will send or cause to be sent to each record holder of Company Common Stock at the Effective Time a letter of transmittal and other appropriate materials for use in surrendering certificates as contemplated hereby.

                 (d) If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed, with signatures guaranteed, and otherwise in proper form for transfer and that the person requesting such exchange shall have paid to Parent or its transfer agent any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Parent or its transfer agent that such tax has been paid or is not payable.

                 (e) No certificates or scrip evidencing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of certificates, and such fractional share interests will not entitle the owner thereof to any rights of a stockholder of Parent. In lieu of any such fractional shares, each holder of a certificate previously evidencing Converted Shares, upon surrender of such certificate for exchange pursuant to this Article II, shall be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (a) the per share closing price as reported by the Wall Street Journal on the New York Stock Exchange Composite Tape of Parent Common Stock on the date of the Effective Time (or, if shares of Parent Common Stock do not trade on the New York Stock Exchange (the "NYSE") on such date, the first date of trading of Parent Common Stock on the NYSE after the Effective Time) by (b) the fractional interest to which such holder would otherwise be entitled (after taking into account all Converted Shares held of record by such holder at the Effective Time).

                 (f) Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of Converted Shares such amounts as Parent (or any affiliate thereof) is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of the Converted Shares in respect of which such deduction and withholding was made by Parent.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as otherwise disclosed on the disclosure schedule delivered to Parent by the Company on the date hereof (the "Company Disclosure Schedule") the Company hereby represents and warrants to the Parent Companies that:

         SECTION 3.01. Organization and Qualification; Subsidiaries. Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so duly qualified and in good standing would not have a Company Material Adverse Effect. The term "Company Material Adverse Effect" as used in this Agreement shall mean any change or effect that, individually or when taken together with all other such changes or effects, would be materially adverse to the business, operations, assets, financial condition, results of operations or prospects of the Company and its subsidiaries, taken as a whole. Schedule 3.01 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of all the Company's directly or indirectly owned subsidiaries, together with the jurisdiction of incorporation or organization of each subsidiary and the percentage of each subsidiary's outstanding capital stock or other equity interests owned by the Company or another subsidiary of the Company. Except as set forth on Schedule 3.01, neither the Company nor any of its subsidiaries owns an equity interest in any other partnership or joint venture arrangement or other business entity.

         SECTION 3.02. Charter and Bylaws. The Company has heretofore furnished to Parent complete and correct copies of the charter and the bylaws or the equivalent organizational documents, in each case as amended or restated, of the Company and each of its subsidiaries. Neither the Company nor any of its subsidiaries is in violation of any of the provisions of its charter or bylaws (or equivalent organizational documents).

         SECTION 3.03.    Capitalization.

                 (a) The authorized capital stock of the Company consists of (i) 20,000,000 shares of Company Common Stock, of which as of January 23, 1996 (l) 9,209,188 shares were issued and outstanding, (2) 62,500 shares were held in treasury by the Company, (3) 2,343,332 shares were reserved for future issuance pursuant to outstanding stock options ("Stock Options") granted pursuant to the Equity Plan for Directors or the Amended and Restated 1986 Employee Stock Option Plan (collectively, the "Option Plans" and individually, an "Option Plan"),
         (4) 250,000 shares were reserved for issuance upon exercise of certain outstanding warrants, and (5) approximately 440,658 shares were reserved for issuance pursuant to earnouts; and (ii) 2,000,000 shares of preferred stock, par value $.10 per share (the "Company Preferred Stock"), of which no shares are issued and outstanding. Except as described in this
         Section 3.03 or in Schedule 3.03(a) of the Company Disclosure Schedule, as of the date of this Agreement, no shares of capital stock of the Company are reserved for any purpose. Except as set forth on
         Schedule 3.03(a) each of the outstanding shares of capital stock of the Company and its subsidiaries is duly authorized, validly issued, and fully paid and nonassessable, and has not been issued in violation of (nor are any of the authorized shares of capital stock of the Company and its subsidiaries subject to) any preemptive or similar rights created by statute, the charter or bylaws (or the equivalent organizational documents) of the Company or any of its subsidiaries, or any agreement to which the Company or any of its subsidiaries is a party or bound, and such outstanding shares or other equity interests owned by the Company or a subsidiary of the Company are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations on the Company's or such subsidiary's voting rights, charges or other encumbrances of any nature whatsoever.

                 (b)      Except as set forth in Section 3.03(a) above or in
         Schedule 3.03(b) (i) to the Company Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Company or any of its subsidiaries is a party relating to the issued or unissued capital stock of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to grant, issue or sell any shares of the capital stock of the Company or any of its subsidiaries, by sale, lease, license or otherwise. Except as set forth in Schedule 3.03(b)(ii) to the Company Disclosure Schedule, there are no obligations, contingent or otherwise, of the Company or any of its subsidiaries to (A) repurchase, redeem or otherwise acquire any shares of the Company Common Stock or other capital stock of the Company, or the capital stock or other equity interests of any subsidiary of the Company; or (B) (other than advances to subsidiaries in the ordinary course of business) provide material funds to, or make any material investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any subsidiary of the Company or any other person. Except as described in Schedule 3.03(b)(iii) to the Company Disclosure Schedule, neither the Company nor any of its subsidiaries (x) directly or indirectly owns, (y) has agreed to purchase or otherwise acquire or
         (z) holds any interest convertible into or exchangeable or exercisable for, 5% or more of the capital stock of any corporation, partnership, joint venture or other business association or entity (other than the subsidiaries of the Company set forth in Schedule 3.01 of the Company Disclosure Schedule). Except as set forth in Schedule 3.03(b)(iv) of the Company Disclosure Schedule and except for any agreements, arrangements or commitments between the Company and its subsidiaries or between such subsidiaries, there are no agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled to receive any payment based on the revenues or earnings, or calculated in accordance therewith, of the Company or any of its subsidiaries. There are no voting trusts, proxies or other agreements or understandings to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound with respect to the voting of any shares of capital stock of the Company or any of its subsidiaries.

                 (c) The Company has delivered to Parent complete and correct copies of (i) each of the Option Plans and the forms of Stock Options issued pursuant to each such Option Plan, including all amendments thereto and (ii) all Stock Options which are not in the respective forms thereof provided under clause (i) above. Schedule 3.03(c) to the Company Disclosure Schedule sets forth a complete and correct list of all outstanding Stock Options, including any not granted pursuant to the Option Plans, setting forth as of the date hereof (i) the number and type of Stock Options outstanding, specifying the Option Plan under which such Stock Options were issued,
         (ii) the exercise price of each outstanding Stock Option, (iii) the number of Stock Options exercisable, and (iv) assuming no amendment or waiver of the terms thereof, the number of Stock Options which will become exercisable on account of the Merger or any other transaction contemplated hereby.

         SECTION 3.04. Authority. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby (subject to, with respect to the Merger, the adoption of this Agreement by the stockholders of the Company as described in Section 3.16 hereof). The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (subject to, with respect to the Merger, the adoption of this Agreement by the stockholders of the Company as described in Section 3.16 hereof). This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Parent Companies, constitutes the legal, valid and binding obligation of the Company.

         SECTION 3.05.    No Conflict; Required Filings and Consents.

                 (a) The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not (i) conflict with or violate the charter or bylaws, or the equivalent organizational documents, in each case as amended or restated, of the Company or any of its subsidiaries, (ii) conflict with or violate any material federal, state, foreign or local law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to the Company or any of its subsidiaries or by which any of their respective properties is bound or subject or (iii) except as set forth on Schedule 3.05 to the Company Disclosure Schedule, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by or to which the Company or any of its subsidiaries or any of their respective properties is bound or subject. The Board of

         Directors of the Company has taken all actions necessary under New Jersey law, including approving the transactions contemplated by this Agreement and taking appropriate actions under the New Jersey Shareholder Protection Act, to ensure that restrictions on business combinations set forth in the New Jersey Shareholder Protection Act do not, and will not apply with respect or as a result of the transactions contemplated by this Agreement.

                 (b) The execution and delivery of this Agreement by the Company does not, and consummation of the transactions contemplated hereby will not, require the Company to obtain any consent, license, permit, approval, waiver, authorization or order of, or to make any filing with or notification to, any governmental or regulatory authority, domestic or foreign (collectively, "Governmental Entities"), except for applicable requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities or blue sky laws ("Blue Sky Laws"), and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the filing and recordation of appropriate merger documents as required by New Jersey Law, and applicable requirements, if any, of the Code and state and local tax laws, and where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of any of the transactions contemplated hereby in any material respect, or otherwise prevent the Company from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, have a Company Material Adverse Effect.

         SECTION 3.06. Permits; Compliance. To the knowledge of the Company, each of the Company and its subsidiaries is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Company Permits"), and there is no action, proceeding or, to the knowledge of the Company investigation pending or threatened regarding suspension or cancellation of any of the Company Permits. Neither the Company nor any of its subsidiaries is in material conflict with, or in material default or violation of (a) any Law applicable to the Company or any of its subsidiaries or by or to which any of their respective properties is bound or subject or (b) any of the Company Permits. Since February 28, 1995, neither the Company nor any of its subsidiaries has received from any Governmental Entity any written notification with respect to possible material conflicts, defaults or violations of Laws.

         SECTION 3.07.    SEC Reports; Financial Statements.

                 (a) Since February 28, 1993, the Company and its subsidiaries have filed all forms, reports, statements and other documents required to be filed with the Securities and Exchange Commission (the "SEC") including, without limitation, (l) all Annual Reports on Form l0-K, (2) all Quarterly Reports on Form l0-Q, (3) all proxy statements relating to meetings of stockholders (whether annual or special), and (4) all Current

         Reports on Form 8-K (collectively referred to as the "Company SEC Reports"). The Company SEC Reports, including all Company SEC Reports filed after the date of this Agreement and prior to the Effective Time, (i) were or will be prepared in all material respects in accordance with the requirements as to form of the Securities Act, Exchange Act and the rules and regulations thereunder, and (ii) did not at the time they were filed or will not at the time they are filed, contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) and each of the financial statements (including any related notes thereto) relating to subsidiaries of the Company which are not otherwise contained in the consolidated financial statements filed in the Company SEC Reports prior to the Effective Time (i) have been or will be prepared in accordance with the published rules and regulations of the SEC and generally accepted accounting principles applied on a consistent basis throughout the periods involved (except (A) to the extent required by changes in generally accepted accounting principles and (B) with respect to the Company SEC Reports filed prior to the date of this Agreement, as may be indicated in the notes thereto) and (ii) fairly present or will fairly present the financial position of the Company and its subsidiaries (as applicable, on a consolidated basis) as of the respective dates thereof and the results of operations and cash flows (as applicable, on a consolidated basis) for the periods indicated (including reasonable estimates of normal and recurring year-end adjustments), except that (x) any unaudited interim financial statements were or will be subject to normal and recurring year-end adjustments and (y) any pro forma financial information contained in such financial statements is not necessarily indicative of the financial position of the Company and its subsidiaries as of the respective dates thereof and the results of operations and cash flows for the periods indicated.

         SECTION 3.08. Absence of Certain Changes or Events. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement or as contemplated by this Agreement or as set forth in Schedule 3.08 of the Company Disclosure Schedule, since November 30, 1995 the Company and its subsidiaries have conducted their respective businesses only in the ordinary course and in a manner consistent with past practice and there has not been:
(i) any material damage, destruction or loss (whether or not covered by insurance) with respect to any material assets of the Company or any of its subsidiaries; (ii) any material change by the Company or its subsidiaries in their accounting methods, principles or practices; (iii) except for dividends by a subsidiary of the Company to the Company or another subsidiary of the Company, any declaration, setting aside or payment of any dividends or distributions in respect of shares of the Company Common Stock (other than a 5:4 stock dividend paid on May 15, 1995) or the shares of stock of, or other equity interests in, any subsidiary of the Company, or any redemption, purchase or other acquisition by the Company or any of its subsidiaries of any of the Company's securities or any of the securities of any subsidiary of the Company;
(iv) any increase in the benefits under, or the establishment or amendment of, any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any increase in the compensation payable or to become payable to directors, officers or employees of the Company or its subsidiaries, except for (A) increase in salaries or wages payable or to become payable in the ordinary course of business and consistent with past practice or (B) the granting of stock options pursuant to the Option Plans in the ordinary course of business to employees of the Company or its subsidiaries who are not directors or executive officers of the Company; (v) any revaluation by the Company or any of its subsidiaries of any of their assets, including the writing down of the value of inventory or the writing down or off of notes or accounts receivable, other than in the ordinary course of business and consistent with past practices; (vi) any entry by the Company or any of its subsidiaries into any commitment or transaction material to the Company and its subsidiaries, taken as a whole (other than this Agreement and the transactions contemplated hereby); (vii) any material increase in indebtedness for borrowed money; or (viii) any Company Material Adverse Effect.

         SECTION 3.09.    Absence of Litigation.  Except as set forth in
Schedule 3.09 of the Company Disclosure Schedule, there is no claim, action, suit, litigation, proceeding, arbitration or, to the knowledge of the Company, investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or any properties or rights of the Company or any of its subsidiaries (except for claims, actions, suits, litigation, proceedings, arbitrations or investigations which could not reasonably be expected to have a Company Material Adverse Effect), and neither the Company nor any of its subsidiaries is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Government Entity or arbitrator, including, without limitation, cease-and-desist or other orders.

         SECTION 3.10.    Employee Benefit Plans; Labor Matters.

                 (a) Set forth in Schedule 3.10(a) to the Company Disclosure Schedule is a complete and correct list of all "employee benefit plans" (as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all plans or policies providing for "fringe benefits" (including but not limited to vacation, paid holidays, personal leave, employee discount, educational benefit or similar programs), and each other bonus, incentive compensation, deferred compensation, profit sharing, stock, severance, retirement, health, life, disability, group insurance, employment, stock option, stock purchase, stock appreciation right, supplemental unemployment, layoff, consulting, or any other similar plan, agreement, policy or understanding (whether written or oral, qualified or nonqualified, currently effective or terminated), and any trust, escrow or other agreement related thereto, which (a) is or has been established, maintained or contributed to by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate has any liability, or (b) provides benefits, or describes policies or procedures applicable, to any officer, employee, director, former officer, former employee or former director of the Company or any ERISA Affiliate, or any dependent thereof, regardless of whether funded (each, an "Employee Plan," and collectively, the "Employee Plans").

                 (b) To the Company's knowledge, no written or oral representations have been made to any employee or officer or former employee or officer of the Company or its subsidiaries promising or guaranteeing any coverage under any employee welfare plan for any period of time beyond the end of the current plan year (except to the extent of coverage required under Code Section 4980B). The consummation of the transactions contemplated by this Agreement will not accelerate the time of payment or vesting, or increase the amount of compensation (including amounts due under Employee Plans) due to any employee, officer, former employee or former officer of the Company, or its subsidiaries.

                 (c) All employees of the Company and its subsidiaries are terminable at the will of the Company, and neither the Company, nor any present or former director, or officer, employee or agent of the Company has made any binding commitments of the Company or any of its subsidiaries, written or verbal, to any present or former director, officer, agent or employee concerning his term, condition, benefits or employment other than as set forth in Schedule 3.10(c).

                 (d) With respect to each Employee Plan, the Company has furnished to Buyer true, correct and complete copies of (i) the plan documents and summary plan description; (ii) the most recent determination letter received from the Internal Revenue Service, if applicable; (iii) the annual reports required to be filed for the two most recent plan years of each such Employee Plan; (iv) all related trust agreements, insurance contracts or other funding agreements which implement such Employee Plan; and (v) all other documents, records or other materials related thereto reasonably requested by Buyer.

                 (e) Set forth on Schedule 3.10(e) to the Company Disclosure Schedule is a complete and correct list of all employee pension benefit plans maintained by the Company or any ERISA Affiliate; and (b) to the Company's knowledge, each such plan meets the qualification requirements of the Code in form and operation, and such plan, and each trust (if any) forming a part thereof, has received a favorable determination letter from the Internal Revenue Service as to the qualification under the Code of such plan and the tax-exempt status of such related trust, and nothing has occurred since the date of such determination letter that may materially adversely affect the qualification of such plan or the tax-exempt status of such related trust. All Employee Plans purporting to qualify for special tax treatment under any provision of the Code, including, without limitation, Code Sections 79, 105, 106, 125, 127, 129, 132, 422 or 501(c)(9) meet the requirement of such sections in form and in operation. All reports, returns or filings required by any government agency have been timely filed in accordance with all applicable requirements or the Company intends to do so.

                 (f) No condition exists that would subject the Company, any ERISA Affiliate or Parent to any excise tax, penalty tax or fine related to any Employee Plan.

                 (g) There are no agreements which will or may provide payments to any officer, employee, shareholder, or highly compensated individual which will be "parachute payments" under Code Section 280G that are nondeductible to the Company or subject to tax under Code
         Section 4999 for which the Company or any ERISA Affiliate would have withholding liability.

                 (h) There is no Employee Plan that is subject to Part 3 of Title I of ERISA or Title IV of ERISA; each Employee Plan has been operated in all respects in compliance with ERISA, the Code and all other applicable laws; none of the Employee Plans is a "multiple employer plan" or "multiemployer plan" (as described or defined in ERISA or the Code), nor has the Company or any ERISA Affiliate ever contributed or been required to contribute to any such plan; there are no material unfunded liabilities existing under any Employee Plans other than contributions due in the ordinary course of business, and each Employee Plan could be terminated as of the Closing Date without any material liability to the Parent, the Company or any ERISA Affiliate.

                 (i) There are no actions, suits, claims, audits, or investigations pending or, to the knowledge of the Company, threatened against, or with respect to, any of the Employee Plans or their assets; and all contributions required to be made to the Employee Plans have been made timely or will be timely made as in the ordinary course of business.

                 (j) Neither the Company nor any of its subsidiaries is a party to any collective bargaining or other labor union contract. No collective bargaining agreement is being negotiated by the Company or any of its subsidiaries. The Company and its subsidiaries are in compliance with all applicable laws respecting employment, employment practices and wages and hours. There is no pending or threatened labor dispute, strike or work stoppage against the Company or any of its subsidiaries which may interfere with the respective business activities of the Company or any of its subsidiaries. None of the Company, its subsidiaries or any of their respective representatives or employees has committed any unfair labor practices in connection with the operation of the respective businesses of the Company or its subsidiaries, and there is no pending or threatened charge or complaint against the Company or any of its subsidiaries by the National Labor Relations Board or any comparable state agency.

                 (k) Neither the Company nor any of its subsidiaries is a party to or is bound by any severance agreements, programs, policies, plans or arrangements, whether or not written. Schedule 3.10(k) of the Company Disclosure Schedule sets forth, and the Company has provided to Parent true and correct copies of, (i) all employment agreements with officers or employees of the Company or its subsidiaries; (ii) all agreements with consultants of the Company or its subsidiaries obligating the Company or any subsidiary to make annual cash payments in an amount exceeding $50,000; and (iii) all non-competition agreements with the Company.

                 (l) Neither the Company nor any of its subsidiaries has amended or taken any other action with respect to any of the Employee Plans or any of the plans, programs, agreements, policies or other arrangements described in Section 3.10(d) of this Agreement since February 28, 1995.

         SECTION 3.11.    Taxes.

                 (a) Except for such matters as would not have a Company Material Adverse Effect, and except as set forth on Schedule 3.11(a) to the Company Disclosure Schedule, (i) all returns and reports ("Tax Returns") of or with respect to any Tax which is required to be filed on or before the Closing Date by or with respect to the Company or any its subsidiaries have been or will be duly and timely filed, (ii) all items of income, gain, loss, deduction and credit or other items required to be included in each such Tax Return have been or will be so included and all information provided in each such Tax Return is true, correct and complete, (iii) all Taxes which have become or will become due with respect to the period covered by each such Tax Return have been or will be timely paid in full, (iv) all withholding Tax requirements imposed on or with respect to the Company or any of its subsidiaries have been or will be satisfied in full in all respects, and (v) no penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax.

                 (b) All Tax Returns of or with respect to the Company or any of its subsidiaries, with unexpired or extended statutes of limitations, which have not been audited by the applicable governmental authority are set forth in Schedule 3.11(b) to the Company Disclosure Schedule.

                 (c) Except as set forth on Schedule 3.11(c) to the Company Disclosure Schedule, there is not in force any extension of time with respect to the due date for the filing of any Tax Return of or with respect to the Company or any its subsidiaries or any waiver or agreement for any extension of time for the assessment, collection or payment of any Tax of or with respect to the Company or any of its subsidiaries.

                 (d) There are no pending audits, actions, proceedings, investigations, disputes or claims with respect to or against the Company or any of its subsidiaries for or with respect to any Taxes, no assessment, deficiency or adjustment has been assessed or proposed with respect to any Tax Return of or with respect to the Company or any of its subsidiaries, and there is no reasonable basis on which any claim for material Taxes can be asserted against the Company or any of its subsidiaries, other than those disclosed (and to which are attached true and complete copies of all audit or similar reports) on
         Schedule 3.11(d) to the Company Disclosure Schedule or which would not have a Company Material Adverse Effect.

                 (e) The total amounts set up as liabilities for current and deferred Taxes in the financial statements referred to in Section
         3.07 of this Agreement are sufficient to cover in all material respects the payment of all Taxes, whether or not assessed or disputed, which are, or are hereafter found to be, or to have been, due by or with respect to the Company and any of its subsidiaries up to and through the periods covered thereby.

                 (f) The Company has previously delivered to Parent true and complete copies of each written Tax allocation or sharing agreement and a true and complete description of each unwritten Tax allocation or sharing arrangement affecting the Company or any of its subsidiaries.

                 (g) Except for statutory liens for current Taxes not yet due, no material liens for Taxes exist upon the assets of any of the Company or its subsidiaries.

                 (h) Neither the Company nor any of its subsidiaries will be required to include any amount in income for any taxable period beginning after February 28, 1995 as a result of a change in accounting method for any taxable period ending on or before February 28, 1995 or pursuant to any agreement with any Tax authority with respect to any such taxable period.

                 (i) Except as set forth on Schedule 3.11(i) to the Company Disclosure Schedule, none of the property of the Company or any of its subsidiaries is held in an arrangement for which partnership Tax Returns are being filed, and neither the Company nor any of its subsidiaries owns any interest in any controlled foreign corporation (as defined in section 957 of the Code), passive foreign investment company (as defined in section 1296 of the Code) or other entity the income of which is required to be included in the income of the Company or such subsidiary.

                 (j) Except as set forth on Schedule 3.11 (j) to the Company Disclosure Schedule, none of the property of the Company or any of its subsidiaries is subject to a safe-harbor lease (pursuant to section 168(f) (8) of the Internal Revenue Code of 1954 as in effect after the Economic Recovery Tax Act of 1981 and before the Tax Reform Act of 1986) or is "tax-exempt use property" (within the meaning of section 168(h) of the Code) or "tax-exempt bond financed property" (within the meaning of section 168(g) (5) of the Code).

                 (k) Except as set forth on Schedule 3.11(k) to the Company Disclosure Schedule, none of the transactions contemplated by this Agreement will result in any Tax liability or the recognition of any item of income or gain to the Company or any of its subsidiaries.

                 (l) Neither the Company nor any of its subsidiaries has made an election under section 341(f) of the Code.

                 (m) Neither the Company nor any subsidiary has ever been a member of an affiliated group of corporations (as defined in Section 1504(a) of the Internal Revenue Code) other than the group of which the Company is currently the common parent.

                 (n) Neither the Company nor any subsidiary is or has ever been subject to Taxes in any jurisdiction outside the United States.

                 (o) The Company and each subsidiary will prepare any applicable Tax Reports for the tax year ending February 29, 1996, in an orderly manner, and Parent shall be given the opportunity to review any such Tax Returns before they are filed.

         SECTION 3.12.    Tax Matters; Pooling.

                 (a) Neither the Company nor, to the knowledge of the Company, any of its affiliates has taken or agreed to take any action that would prevent the Merger from (a) constituting a reorganization qualifying under the provisions of Section 368(a) of the Code or (b) being treated for financial accounting purposes as a "pooling of interests" in accordance with generally accepted accounting principles and the rules, regulations and interpretations of the SEC (a "Pooling Transaction").

                 (b) To the knowledge of the Company, there is no plan or intention by any stockholder of the Company who owns five percent or more of the Company Common Stock, and to the best knowledge of the Company there is no plan or intention on the part of any of the remaining stockholders of the Company Common Stock, to sell, exchange or otherwise dispose of a number of shares of Parent Common Stock to be received in the Merger that would reduce the Company stockholders' ownership of Parent Common Stock to a number of shares having a value, as of the Effective Time, of less than 50 percent of the value of all of the Company Common Stock (including shares of the Company Common Stock exchanged for cash in lieu of fractional shares of Parent Common Stock) outstanding immediately prior to the Effective Time.

                 (c) Following the Merger, the Company will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets held immediately prior to the Merger. For purposes of this representation, amounts used by the Company to pay Merger expenses and all redemptions and distributions made by the Company will be included as assets of the Company immediately prior to the Merger.

                 (d) The Company and the holders of the Company Common Stock will each pay their respective expenses, if any, incurred in connection with the Merger.

                 (e) There is no intercorporate indebtedness existing between the Company and Parent or between the Company and Merger Sub that was issued, acquired, or will be settled at a discount.

                 (f) The Company is not an investment company as defined in Section 368(a) (2) (F) (iii) and (iv) of the Code.

                 (g) The Company is not under the jurisdiction of a court in a title 11 or similar case within the meaning of section 368(a)(3)(A) of the Code.

                 (h) The total amount of cash to be received by stockholders of the Company Common Stock in lieu of fractional shares of Parent Common Stock will not exceed one percent of the total fair market value of the Parent Common Stock (as of the Effective Time) to be issued in the Merger.

         SECTION 3.13.    Affiliates. Schedule 3.13 to the Company Disclosure
Schedule identifies all persons who, to the knowledge of the Company, may be deemed to be affiliates of the Company under Rule 145 of the Securities Act, including, without limitation, all directors and executive officers of the Company. Concurrently with the execution and delivery of this Agreement, the Company has delivered to Parent an executed letter agreement, substantially in the form of Exhibit A hereto, from certain of such persons identified on
Schedule 3.13 to the Company Disclosure Schedule who will receive Parent Common Stock in exchange for Company Common Stock in the Merger and will deliver to Parent within ten days after the date of this Agreement an executed letter agreement, substantially in the form of Exhibit A hereto, from each of the other persons identified on Schedule 3.13 who will receive Parent Common Stock in exchange for Company Common Stock in the Merger.

         SECTION 3.14. Certain Business Practices. None of the Company, any of its subsidiaries or any directors, officers, agents or employees of the Company or any of its subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

         SECTION 3.15. Environmental Matters. Except for matters disclosed in Schedule 3.15 of the Company Disclosure Schedule and except for matters that would not result, individually or in the aggregate with all other such matters, in liability to the Company or any of its subsidiaries in excess of $500,000, to the knowledge of the Company (i) the properties, operations and activities of the Company and its subsidiaries are in compliance with all applicable Environmental Laws; (ii) the Company and its subsidiaries and the properties and operations of the Company and its subsidiaries are not subject to any existing, pending or, to the knowledge of the Company, threatened action, suit, claim, investigation, inquiry or proceeding by or before any governmental authority under any Environmental Law; (iii) all notices, permits, licenses, or similar authorizations, if any, required to be obtained or filed by the Company or any of its subsidiaries under any Environmental Law in connection with any aspect of the business of the Company or its subsidiaries, including without limitation those relating to the treatment, storage, disposal or release of a hazardous or otherwise regulated substance, have been duly obtained or filed and will remain valid and in effect after the Merger, and the Company and its subsidiaries are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations; (iv) the Company and its subsidiaries have satisfied and are currently in compliance with all financial responsibility requirements applicable to their operations and imposed by any governmental authority under any Environmental Law, and the Company and its subsidiaries have not received any notice of noncompliance with any such financial responsibility requirements; (v) to the Company's knowledge, there are no physical or environmental conditions existing on any property of the Company or its subsidiaries or resulting from the Company's or such subsidiaries' operations or activities, past or present, at any location, that would give rise to any on-site obligations imposed on the Company or any of its subsidiaries under any Environmental Laws or that would impact the soil, groundwater, surface water or human health; (vi) to the Company's knowledge, since the effective date of the relevant requirements of applicable Environmental Laws and to the extent required by such applicable Environmental Laws, all hazardous substances generated by the Company and its subsidiaries have been transported only by carriers authorized under Environmental Laws to transport such substances and wastes; and (vii) the Company and its subsidiaries have made available to Parent all internal and external environmental audits and studies and all correspondence on substantial environmental matters in the possession of the Company or its subsidiaries relating to any of the current or former properties or operations of the Company and its subsidiaries.

         For purposes of this Agreement, the term "Environmental Laws" shall mean any and all laws, statutes, ordinances, rules, regulations, or orders of any Governmental Entity pertaining to health or the environment currently in effect in any and all jurisdictions in which the Company and its subsidiaries own property or conduct business, including without limitation, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Hazardous & Solid Waste Amendments Act of 1984, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, any state laws implementing the foregoing federal laws, and all other environmental conservation or protection laws. For purposes of this Agreement, the terms "hazardous substance" and "release" have the meanings specified in CERCLA and RCRA and shall include petroleum and petroleum products, radon and PCB's, and the term "disposal" has the meaning specified in RCRA; provided, however, that to the extent the laws of the state in which the property is located establish a meaning for "hazardous substance," "release," or "disposal" that is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply.

         SECTION 3.16. Vote Required. The only vote of the holders of any class or series of the Company capital stock necessary to approve the Merger and adopt this Agreement is the affirmative vote of the holders of a majority of the outstanding shares of the Company Common Stock voted at the Company Stockholders Meeting.

         SECTION 3.17. Brokers. Except as set forth in Schedule 3.17 to the Company Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. Prior to the date of this Agreement, the Company has delivered to Parent a complete and correct copy of all agreements referenced in Schedule 3.l7 to the Company Disclosure Schedule pursuant to which such firm will be entitled to any payment relating to the transactions contemplated by this Agreement.

         SECTION 3.18. Insurance. The Company and each of its subsidiaries are currently insured, and during each of the past five calendar years have been insured, for reasonable amounts against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured.

         SECTION 3.19. Properties. Except (i) as set forth in Schedule 3.19 to the Company Disclosure Schedule, (ii) for liens arising in the ordinary course of business after the date hereof and (iii) properties and assets disposed of in the ordinary course of business after November 30, 1995, the Company and its subsidiaries have good and marketable title, free and clear of all material liens, to all their material properties and assets, whether tangible or intangible, real, personal or mixed, reflected in the November 30, 1995 consolidated balance sheet contained in the Company's most recent Annual Report on Form 10-K as being owned by the Company and its subsidiaries as of the date thereof. All buildings, and all fixtures, equipment and other property and assets which are material to its business on a consolidated basis, held under leases by any of the Company or its subsidiaries are held under valid instruments enforceable by the Company or its subsidiaries in accordance with their respective terms. Substantially all of the Company's and its subsidiaries' equipment in regular use has been reasonably maintained and is in good and serviceable condition, reasonable wear and tear excepted.

         SECTION 3.20. Certain Contracts and Restrictions. Schedule 3.20(a) to the Company Disclosure Schedule lists, as of the date of this Agreement, each agreement, contract or commitment to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound (i) involving consideration during the previous twelve months in excess of $500,000, or (ii) which is otherwise material to the financial condition, results of operations or current or future business or operations of the Company and its subsidiaries, taken as a whole.

         SECTION 3.21. Information Supplied. Without limiting any of the representations and warranties contained herein, no representation or warranty of the Company herein and no statement by the Company or other information contained in the Company Disclosure Schedule or any document incorporated therein by reference or delivered by the Company to Parent pursuant to this Agreement, as of the date of such representation, warranty, statement or document, contains any untrue statement of material fact, or omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements were made, not misleading.

         SECTION 3.22. Opinion of Financial Advisor. The Company has received the opinion of Alex. Brown & Sons Incorporated to the effect that, as of the date of delivery of such opinion, the Merger Consideration to be received by the holders of the Company Common Stock in the Merger is fair, from a financial point of view, to such holders. The Company will promptly deliver to Parent a true and complete written copy of such opinion.

         SECTION 3.23 Pooling Letter. The Company has received and delivered to Parent a letter from its accountants, Arthur Andersen, L.L.P., stating that the Merger as described in this Agreement shall be treated as a "pooling of interests" for financial accounting purposes.


                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF PARENT

         Except as otherwise disclosed on the disclosure schedule delivered to the Company by Parent on the date hereof (the "Parent Disclosure Schedule"), the Parent Companies hereby represent and warrant to the Company that:

         SECTION 4.01. Organization and Qualification. Each of the Parent Companies is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so duly qualified and in good standing would not have a Parent Material Adverse Effect. The term "Parent Material Adverse Effect" as used in this Agreement shall mean any change or effect that, individually or when taken together with all such other changes or effects, would be materially adverse to the business, operations, assets, financial condition, results of operations or prospects of Parent and its subsidiaries, taken as a whole.

         SECTION 4.02. Charter and Bylaws. Parent has heretofore furnished to the Company a complete and correct copy of the charter and bylaws, as amended or restated, of each of the Parent Companies. None of the Parent Companies is in violation of any of the provisions of its charter or bylaws.

         SECTION 4.03.    Capitalization.

                 (a) The authorized capital stock of Parent as of the date hereof consists of (1) 50,000,000 shares of Parent Common Stock, of which as of December 31, 1995, (x) 29,971,709 shares were issued and outstanding, (2) no shares were held in treasury and (3) 3,863,328 shares were reserved for future issuance pursuant to Parent's 1984 and 1991 Stock Option Plans and Parent's 1994 Employee Stock Purchase Plan; and (ii) 1,000,000 shares of preferred stock, par value $1.00 per share ("Parent Preferred Stock"), of which no shares are issued and outstanding. Except as described in this Section 4.03 or in
         Schedule 4.03 (a) of the Parent Disclosure Schedule, as of the date of this Agreement, no shares of capital stock of Parent are reserved for any purpose. The outstanding shares of capital stock of Parent are duly authorized, validly issued, fully paid and nonassessable, and have not been issued in violation of (nor are any of the authorized shares of capital stock of Parent subject to) any preemptive or similar rights created by statute, the charter or bylaws of Parent, or any agreement to which Parent is a party or bound.

                 (b)      Except as set forth in Section 4.03(a) above or in
         Schedule 4.03(b)(i) to the Parent Disclosure Schedule, as of the date hereof there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Parent is a party relating to the issued or unissued capital stock of Parent or obligating Parent to grant, issue or sell any shares of the capital stock of Parent, by sale, lease, license or otherwise. Except as set forth in Schedule 4.03(b)(ii) to the Parent Disclosure Schedule, as of the date hereof there are no obligations, contingent or otherwise, of Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or other capital stock of Parent. There are no voting trusts, proxies or other agreements or understandings to which Parent is a party or by which Parent is bound with respect to the voting of any shares of capital stock of Parent.

                 (c) The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $1.00 per share ("Merger Sub Common Stock"). As of the date of this Agreement, 1,000 shares of Merger Sub Common Stock were issued and outstanding and held by Parent, all of which are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, Merger Sub's charter or bylaws or any agreement to which Merger Sub is a party or is bound.

                 (d) The shares of Parent Common Stock to be issued pursuant to the Merger (i) will, when issued, be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, Parent's charter or bylaws or any agreement to which Parent is a party or is bound and (ii) will, when issued, be listed on the NYSE.

         SECTION 4.04. Authority. Each of the Parent Companies has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby (subject to, with respect to the issuance of the Parent Common Stock in the Merger, the approval thereof by the holders of the Parent Common Stock as described in Section 4.12). The execution and delivery of this Agreement by each of the Parent Companies and the consummation by each of the Parent Companies of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of any of the Parent Companies are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (subject to, with respect to the issuance of the Parent Common Stock in the Merger, the approval thereof by the holders of the Parent Common Stock as described in
Section 4.12). This Agreement has been duly executed and delivered by each of the Parent Companies and, assuming the due authorization, execution and delivery thereof by the Company, constitutes the legal, valid and binding obligation of each of the Parent Companies.

         SECTION 4.05.    No Conflict; Required Filings and Consent.

                 (a) The execution and delivery of this Agreement by each of the Parent Companies does not, and the consummation of the transactions contemplated hereby will not (i) conflict with or violate the charter or bylaws, or the equivalent organizational documents, in each case as amended or restated, of Parent or any of Parent's subsidiaries, (ii) conflict with or violate any material Laws applicable to Parent or any of Parent's subsidiaries or by which any of their respective properties is bound or subject, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Parent or any of Parent's subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of Parent's subsidiaries is a party or by or to which Parent or any of Parent's subsidiaries or any of their respective properties is bound or subject.

                 (b) The execution and delivery of this Agreement by each of the Parent Companies does not, and the consummation of the transactions contemplated hereby will not, require any of the Parent Companies to obtain any consent, license, permit, approval, waiver, authorization or order of, or to make any filing with or notification to, any Governmental Entities, except for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the Federal Communications Act, and the HSR Act and the filing and recordation of appropriate merger documents as required by New Jersey Law, and applicable requirements, if any, of the Code and state and local tax laws, and where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of any of the transactions contemplated hereby in any material respect, or otherwise prevent Parent from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, have a Parent Material Adverse Effect.

         SECTION 4.06. Permits; Compliance. To the knowledge of the Parent, each of Parent and its subsidiaries is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Parent Permits"), and there is no action, proceeding or investigation pending or threatened regarding suspension or cancellation of any of the Parent Permits. Neither Parent nor any of its subsidiaries is in material conflict with, or in material default or violation of (a) any Law applicable to Parent or any of its subsidiaries or by or to which any of their respective properties is bound or subject or (b) any of the Parent Permits. Since December 31, 1994, neither Parent nor any of its subsidiaries has received from any Governmental Entity any written notification with respect to possible material conflicts, defaults or violations of Laws.

         SECTION 4.07.    SEC Reports; Financial Statements.

                 (a) Since December 31, 1993, Parent and its subsidiaries have filed all forms, reports, statements and other documents required to be filed with the SEC, including, without limitation, (1) all Annual Reports on Form l0-K, (2) all Quarterly Reports on Form 10-Q,
         (3) all proxy statements relating to meetings of stockholders (whether annual or special), (4) all Current Reports on Form 8-K and (5) all other reports, schedules, registration statements or other documents (collectively, the "Parent SEC Reports"). The Parent SEC Reports, including all Parent SEC Reports filed after the date of this Agreement and prior to the Effective Time (i) were or will be prepared in all material respects in accordance with the requirements as to form of the Securities Act, Exchange Act and the rules and regulations thereunder and (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports filed prior to the Effective Time (i) have been or will be prepared in accordance with the published rules and regulations of the SEC and generally accepted accounting principles applied on a consistent basis throughout the periods involved (except
         (A) to the extent required by changes in generally accepted accounting principles and (B) with respect to Parent SEC Reports filed prior to the date of this Agreement, as may be indicated in the notes thereto) and (ii) fairly present or will fairly present the consolidated financial position of Parent and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated (including reasonable estimates of normal and recurring year-end adjustments), except that (x) any unaudited interim financial statements were or will be subject to normal and recurring year-end adjustments and (y) any pro forma financial information contained in such consolidated financial statements is not necessarily indicative of the consolidated financial position of Parent and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated.

         SECTION 4.08. Absence of Certain Changes or Events. Except as disclosed in the Parent SEC Reports filed prior to the date of this Agreement or as contemplated by this Agreement or as set forth in Schedule 4.08 to the Parent Disclosure Schedule, since September 30, 1995, each of Parent and its subsidiaries have conducted their respective businesses only in the ordinary course and in a manner consistent with past practice, and there has not been:
(i) any material damage, destruction or loss (whether or not covered by insurance) with respect to any material assets of Parent or any of its subsidiaries; (ii) any material change by Parent or its subsidiaries in their accounting methods, principles or practices; (iii) except for dividends by a subsidiary of Parent to Parent or another subsidiary of Parent, any declaration, setting aside or payment of any dividends or distributions in respect of shares of Parent Common Stock (other than regular quarterly dividends in an amount not exceeding $.025 per share and a three-for-two stock split effected as a stock dividend paid December 15, 1995) or the shares of stock of, or other equity interests in, any subsidiary of Parent, or any redemption, purchase or other acquisition by Parent or any of Parent's subsidiaries of any of Parent's securities or any of the securities of any subsidiary of Parent; or (iv) any Parent Material Adverse Effect.

         SECTION 4.09.    Absence of Litigation.  Except as set forth in
Schedule 4.09 to the Parent Disclosure Schedule, there is no claim, action, suit, litigation, proceeding, arbitration or, to the knowledge of Parent, investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or, to the knowledge or Parent, threatened against Parent or any of its subsidiaries or any properties or rights of Parent or any of its subsidiaries (except for claims, actions, suits, litigation, proceedings, arbitrations or investigations which could not reasonably be expected to have a Parent Material Adverse Effect) and neither Parent nor any of its subsidiaries is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of Parent, continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator, including, without limitation, cease-and-desist or other orders.

         SECTION 4.10. Taxes. Except for such matters as would not have a Parent Material Adverse Effect, and except as set forth on Schedule 4.10 to the Parent Disclosure Schedule, (i) all returns and reports ("Tax Returns") of or with respect to any Tax which is required to be filed on or before the Closing Date by or with respect to Parent or any its subsidiaries have been or will be duly and timely filed, (ii) all items of income, gain, loss, deduction and credit or other items required to be included in each such Tax Return have been or will be so included and all information provided in each such Tax Return is true, correct and complete, (iii) all Taxes which have become or will become due with respect to the period covered by each such Tax Return have been or will be timely paid in full, (iv) all withholding Tax requirements imposed on or with respect to the Parent or any of its subsidiaries have been or will be satisfied in full in all respects, and (v) no penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax.

         SECTION 4.11. Tax Matters; Pooling. None of the Parent Companies nor, to the knowledge of Parent, any of their affiliates has taken or agreed to take any action that would prevent the Merger (a) from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code or
(b) from being treated as a Pooling Transaction for financial accounting purposes.

         SECTION 4.12.    Affiliates.  Schedule 4.12 to the Parent Disclosure
Schedule identifies all persons who, to the knowledge of Parent, may be deemed to be affiliates of Parent under Rule 1-02 of Regulation S-X of the SEC or Rule 145 under the Securities Act, including, without limitation, all directors and executive officers of Parent. Concurrently with the execution and delivery of this Agreement, the Parent has delivered to Company an executed letter agreement, substantially in the form of Exhibit B hereto, from certain of such persons identified on Schedule 4.12 to the Parent Disclosure Schedule and will deliver to Company within ten days after the date of this Agreement an executed letter agreement, substantially in the form of Exhibit B hereto, from each of the other persons identified on Schedule 4.12.

         SECTION 4.13. Certain Business Practices. None of the Parent, any of its subsidiaries or any directors, officers, agents or employees of the Parent or any of its subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

         SECTION 4.14. Environmental Matters. To the knowledge of the Parent, except for matters that do not constitute a Parent Material Adverse Effect, (i) the properties, operations and activities of the Parent and its subsidiaries are in compliance with all applicable Environmental Laws; (ii) the Parent and its subsidiaries and the properties and operations of the Parent and its subsidiaries are not subject to any existing, pending or, to the knowledge of the Parent, threatened action, suit, claim, investigation, inquiry or proceeding by or before any governmental authority under any Environmental Law;
(iii) all notices, permits, licenses, or similar authorizations, if any, required to be obtained or filed by the Parent or any of its subsidiaries under any Environmental Law in connection with any aspect of the business of the Parent or its subsidiaries, including without limitation those relating to the treatment, storage, disposal or release of a hazardous or otherwise regulated substance, have been duly obtained or filed and will remain valid and in effect after the Merger, and the Parent and its subsidiaries are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations; (iv) the Parent and its subsidiaries have satisfied and are currently in compliance with all financial responsibility requirements applicable to their operations and imposed by any governmental authority under any Environmental Law, and the Parent and its subsidiaries have not received any notice of noncompliance with any such financial responsibility requirements; (v) to the Parent's knowledge, there are no physical or environmental conditions existing on any property of the Parent or its subsidiaries or resulting from the Parent's or such subsidiaries' operations or activities, past or present, at any location, that would give rise to any on-site obligations imposed on the Parent or any of its subsidiaries under any Environmental Laws or that would impact the soil, groundwater, surface water or human health; and (vi) to the Parent's knowledge, since the effective date of the relevant requirements of applicable Environmental Laws and to the extent required by such applicable Environmental Laws, all hazardous substances generated by the Parent and its subsidiaries have been transported only by carriers authorized under Environmental Laws to transport such substances and wastes.

         SECTION 4.15. Vote Required. The only vote of the holders of any class or series of Parent capital stock necessary to approve the issuance of the Parent Common Stock in the Merger is, pursuant to the Rule 312 of the NYSE, the affirmative vote of the holders of a majority of the outstanding shares of Parent Common Stock voted on the proposal to so issue the Parent Common Stock; provided that the total vote cast on such proposal represents over 50% in interest of the outstanding Parent Common Stock. No vote of the holders or any class or series of Parent capital stock is required to approve the Merger and adopt this Agreement. Parent, as the sole stockholder of Merger Sub, has voted to approve the Merger and adopt this Agreement.

         SECTION 4.16. Brokers. Except for fees payable to Donaldson, Lufkin & Jenrette Securities Corporation by Parent, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of the Parent Companies.

         SECTION 4.17. Insurance. The Parent and each of its subsidiaries are currently insured, and during each of the past five calendar years have been insured, for reasonable amounts against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured.

         SECTION 4.18. Properties. Except for liens arising in the ordinary course of business after the date hereof and properties and assets disposed of in the ordinary course of business after September 30, 1995, Parent and its subsidiaries have good and marketable title, free and clear of all material liens, to all their material properties and assets, whether tangible or intangible, real, personal or mixed, reflected in the September 30, 1995 consolidated balance sheet contained in Parent's most recent Quarterly Report on Form 10-Q as being owned by Parent and its subsidiaries as of the date thereof. All buildings, and all fixtures, equipment and other property and assets which are material to its business on a consolidated basis, held under leases by any of Parent or its subsidiaries are held under valid instruments enforceable by Parent or its subsidiaries in accordance with their respective terms. Substantially all of Parent's and its subsidiaries' equipment in regular use has been reasonably maintained and is in good and serviceable condition, reasonable wear and tear excepted.

         SECTION 4.19. Information Supplied. Without limiting any of the representations and warranties contained herein, no representation or warranty of the Parent Companies herein and no statement by the Parent Companies or other information contained in the Parent Disclosure Schedule or any document incorporated therein by reference or delivered by Parent to the Company pursuant to this Agreement, as of the date of such representation, warranty, statement or document, contains any untrue statement of material fact, or, omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements were made, not misleading.

         SECTION 4.20. Opinion of Financial Advisor. Parent has received the opinion of Donaldson, Lufkin & Jenrette Securities Corporation to the effect that, as of the date of delivery of such opinion, the Exchange Ratio is fair, from a financial point of view, to the holders of Parent Common Stock. Parent will promptly deliver to the Company a true and complete written copy of such opinion.

         SECTION 4.21. Pooling Letter. Parent has received and delivered to the Company a letter from its accountants, KPMG Peat Marwick, stating that the Merger as described in this Agreement shall be treated as a "pooling of interests" for financial accounting purposes.

                                   ARTICLE V

                                   COVENANTS

         SECTION 5.01. Affirmative Covenants of the Company. The Company hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by Parent, the Company will and will cause its subsidiaries to:

                 (a) operate its business in all material respects in the usual and ordinary course consistent with past practices;

                 (b) use all reasonable efforts to preserve substantially intact its business organization, maintain its material rights and franchises, retain the services of its respective officers and key employees and maintain its relationships with its material customers and suppliers;

                 (c) maintain and keep its material properties and assets in as good repair and condition as at present, ordinary wear and tear excepted, and maintain supplies and inventories in quantities consistent with its customary business practice; and

                 (d) use all reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained.

         SECTION 5.02. Negative Covenants of the Company. Except as expressly contemplated by this Agreement or otherwise consented to in writing by Parent, from the date of this Agreement until the Effective Time, the Company will not do, and will not permit any of its subsidiaries to do, any of the foregoing:

                 (a) (i) increase the compensation payable to or to become payable to any director or executive officer, unless such increase results from the operation of compensation arrangements in effect prior to the date hereof; (ii) grant any severance or termination pay (other than pursuant to the normal severance policy of the Company or its subsidiaries as in effect on the date of this Agreement) to, or enter into or amend any employment or severance agreement with, any director, officer or employee; (iii) establish, adopt or enter into any employee benefit plan or arrangement; or (iv) except as may be required by applicable law and actions that are not inconsistent with the provisions of Section 6.08 of this Agreement, amend in any material respect, or take any other actions with respect to, any of the Benefit Plans or any of the plans, programs, agreements, policies or other arrangements described in Section 3.10(d) of this Agreement;

                 (b) declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock, except for dividends by a wholly owned subsidiary of the Company to the Company or another wholly owned subsidiary of the Company;

                 (c) (i) except as described in Schedule 3.03(b) (ii) of the Company Disclosure Schedule, redeem, purchase or otherwise acquire any shares of its or any of its subsidiaries' capital stock or any securities or obligations convertible into or exchangeable for any shares of its or its subsidiaries' capital stock (other than any such acquisition directly from any wholly owned subsidiary of the Company in exchange for capital contributions or loans to such subsidiary), or any options, warrants or conversion or other rights to acquire any shares of its or its subsidiaries' capital stock or any such securities or obligations (except in connection with the exercise of outstanding Stock Options or warrants in accordance with their terms);
         (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its or its subsidiaries' capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its or its subsidiaries' capital stock;

                 (d) (i) except pursuant to outstanding options, warrants, or other rights, agreements, arrangements or commitments described in
         Schedule 3.03(b)(i) of the Company Disclosure Schedule, issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale (including the grant of any security interests, liens, claims, pledges, limitations in voting rights, charges or other encumbrances) of, any shares of any class of its or its subsidiaries' capital stock (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire any such shares (except as permitted pursuant to Section 6.08 of this Agreement or for the issuance of shares upon the exercise of outstanding Stock Options or warrants); (ii) amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms more favorable to the holders thereof; or (iii) take any action to accelerate the exercisability of Stock Options or warrants, except such stock options or warrants relating to 1,109,053 shares of Company Common Stock that will become exercisable on account of the Merger or any other transaction contemplated hereby;

                 (e) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person (other than the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice);

                 (f) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its material assets or any material assets of any of its subsidiaries, except for dispositions of inventories and of assets in the ordinary course of business and consistent with past practice;

                 (g) initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal relating to, or that may reasonably be expected to lead to, any Competing Transaction (as defined below), or enter into discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of the officers, directors or employees of the Company or any of its subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company or any of the Company's subsidiaries to take any such action, and the Company shall promptly notify Parent of all relevant terms of any such inquiries and proposals received by the Company or any of its subsidiaries or by any such officer, director, investment banker, financial advisor, attorney, accountant or other representative relating to any of such matters and if such inquiry or proposal is in writing, the Company shall promptly deliver or cause to be delivered to Parent a copy of such inquiry or proposal; provided, however, that nothing contained in this subsection (g) shall prohibit the Board of Directors of the Company from (i) furnishing information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written proposal, which proposal is at a materially higher value and not subject to a financing condition, by such person or entity to acquire the Company pursuant to a merger, consolidation, share exchange, business combination or other similar transaction or to acquire a substantial portion of the assets of the Company or any of its Significant Subsidiaries, if, and only to the extent that (A) the Board of Directors of the Company, after consultation with and based upon the advice of independent legal counsel (who may be the Company's regularly engaged independent legal counsel), determines in good faith that such action is necessary for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law and (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity the Company (x) provides five days prior written notice to Parent to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity and (y) enters into with such person or entity a confidentiality agreement in reasonably customary form on terms not more favorable to such person or entity than the terms contained in those certain Confidentiality Agreements dated respectively, as of April 19, 1995 and June 14, 1995 between Parent and the Company (the "Confidentiality Agreements"); (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a Competing Transaction; or (iii) failing to make or withdrawing or modifying its recommendation referred to in Section 6.02(a) if there exists a Competing Transaction and the Board of Directors of the Company, after consultation with and based upon the advice of independent legal counsel (who may be the Company's regularly engaged independent legal counsel), determines in good faith that such action is necessary for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law. For purposes of this Agreement, "Competing Transaction" shall mean any of the following (other than the transactions contemplated by this Agreement) involving the Company or any of its subsidiaries: (i) any merger, consolidation, share exchange, business combination or similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the assets of the Company and its subsidiaries, taken as a whole, (iii) any tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of the Company or the filing of a registration statement under the Securities Act in connection therewith; (iv) any person having acquired beneficial ownership of, or any group (as such term is used in Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) having been formed which beneficially owns or has the right to acquire beneficial ownership of, 20% or more of the outstanding shares of capital stock of the Company; or (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing;

                 (h) release any third party from its obligations, or grant any consent, under any existing standstill provision relating to a Competing Transaction or otherwise under any confidentiality or other agreement, or fail to fully enforce any such agreement;

                 (i) adopt or propose to adopt any amendments to its charter or bylaws;

                 (j) (A) change any of its methods of accounting in effect at February 28, 1995, or (B) make or rescind any express or deemed election relating to Taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes (except where the amount of such settlements or controversies, individually or in the aggregate, does not exceed $250,000), or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending February 28, 1995, except, in each case, as may be required by Law or generally accepted accounting principles;

                 (k) incur any obligation for borrowed money or purchase money indebtedness, whether or not evidenced by a note, bond, debenture or similar instrument, except in the ordinary course of business consistent with past practice or pursuant to the Company's existing credit facility and in no event in excess of $1,000,000 in the aggregate;

                 (l) enter into any material arrangement, agreement or contract with any third party (other than customers in the ordinary course of business) which provides for an exclusive arrangement with that third party or is substantially more restrictive on the Company or substantially less advantageous to the Company than arrangements, agreements or contracts existing on the date hereof;

                 (m) take (and will use reasonable best efforts to prevent any affiliate of the Company from taking) any action that, in the judgment of KPMG Peat Marwick would cause the Merger not to be treated as a "pooling of interests" for financial accounting purposes; or

                 (n) agree in writing or otherwise to do any of the foregoing.

         SECTION 5.03.    Affirmative and Negative Covenants of Parent.

                 (a) Parent hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by the Company, Parent will and will cause its subsidiaries to:

                          (i) operate its business in all material respects in the usual and ordinary course consistent with past practices;

                          (ii) use all reasonable efforts to preserve substantially intact its business organization, maintain its material rights and franchises, retain the services of its respective officers and key employees and maintain its relationships with its material customers and suppliers;

                          (iii) maintain and keep its material properties and assets in as good repair and condition as at present, ordinary wear and tear excepted, and maintain supplies and inventories in quantities consistent with its customary business practice; and

                          (iv) use all reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained.

                 (b) Except as expressly contemplated by this Agreement or otherwise consented to in writing by the Company, from the date of this Agreement until the Effective Time, Parent will not do, and will not permit any of its subsidiaries to do, any of the following:

                          (i) knowingly take any action which would result in a failure to maintain the trading of the Parent Common Stock on the NYSE;

                          (ii) declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock, except for dividends by a wholly owned subsidiary of Parent to Parent or another wholly owned subsidiary of Parent and except for regular quarterly dividends with respect to Parent Common Stock in an amount not to exceed $.025 per share;

                          (iii) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person (other than the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice), which, in each case, would prevent the consummation of the transactions contemplated by this Agreement;

                          (iv) adopt or propose to adopt any amendments to its charter or bylaws, which would have an adverse impact on the consummation of the transactions contemplated by this Agreement;

                          (v) take (and will use reasonable best efforts to prevent any affiliate of Parent from taking) any action that, in the judgment of KPMG Peat Marwick, would cause the Merger not to be treated as a "pooling of interests" for financial accounting purposes; or

                          (vi) agree in writing or otherwise to do any of the foregoing.

         SECTION 5.04.    Access and Information.

                 (a) The Company shall, and shall cause its subsidiaries to (i) afford to Parent and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, the "Parent Representatives") reasonable access at reasonable times, upon reasonable prior notice, to the officers, employees, agents, properties, offices and other facilities of the Company and its subsidiaries and to the books and records thereof and (ii) furnish promptly to Parent and the Parent Representatives such information concerning the business, properties, contracts, records and personnel of the Company and its subsidiaries (including, without limitation, financial, operating and other data and information) as may be reasonably requested, from time to time, by Parent.

                 (b) Parent shall, and shall cause its subsidiaries to (i) afford to the Company and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, the "Company Representatives") reasonable access at reasonable times, upon reasonable prior notice, to the officers, employees, accountants, agents, properties, offices and other facilities of Parent and its subsidiaries and to the books and records thereof and (ii) furnish promptly to the Company and the Company Representatives such information concerning the business, properties, contracts, records and personnel of Parent and its subsidiaries (including, without limitation, financial, operating and other data and information) as may be reasonably requested, from time to time, by the Company.

                 (c)      Notwithstanding the foregoing provisions of this
         Section 5.04, neither party shall be required to grant access or furnish information to the other party to the extent that such access or the furnishing of such information is prohibited by law. No investigation by the parties hereto made heretofore or hereafter shall affect the representations and warranties of the parties which are herein contained and each such representation and warranty shall survive such investigation.

                 (d) The information received pursuant to Section 5.04 (a) and (b) shall be deemed to be "Confidential Information" for purposes of the Confidentiality Agreements.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

         SECTION 6.01.    Meetings of Stockholders.

                 (a) The Company shall, promptly after the date of this Agreement, take all actions necessary in accordance with New Jersey Law and its charter and bylaws to convene a special meeting of the Company's stockholders to approve this Agreement (the "Company Stockholders Meeting"), and the Company shall consult with Parent in connection therewith. The Company shall use its best efforts to solicit from stockholders of the Company proxies in favor of the approval and adoption of this Agreement and to secure the vote of stockholders required by New Jersey Law and its charter and bylaws to approve and adopt this Agreement, unless otherwise necessary due to the applicable fiduciary duties of the directors of the Company, as determined by such directors in good faith after consultation with and based upon the advice of independent legal counsel (who may be the Company's regularly engaged independent legal counsel).

                 (b) Parent shall, promptly after the date of this Agreement, take all actions necessary in accordance with the Delaware General Corporation Law and its charter and bylaws to convene a special meeting of Parent's stockholders to approve the issuance of the Parent Common Stock in connection with the Merger pursuant to the requirements of Rule 312 of the NYSE (the "Parent Stockholders Meeting"). Parent shall use its best efforts to solicit from stockholders of Parent proxies in favor of the approval of such issuance of Parent Common Stock and to secure the vote of stockholders required by Rule 312 of the NYSE and its charter and bylaws to approve such issuance of Parent Common Stock, unless otherwise necessary due to the applicable fiduciary duties of the directors of the Parent, as determined by such directors in good faith after consultation with and based upon the advice of independent legal counsel (who may be the Parent's regularly engaged independent legal counsel).

         SECTION 6.02.    Registration Statement; Joint Proxy
Statement/Prospectus.

                 (a) As promptly as practicable after the execution of this Agreement, Parent, with the cooperation of the Company, shall prepare and file with the SEC a registration statement on Form S-4 (such registration statement, together with any amendments thereof or supplements thereto, being the "Registration Statement"), containing a joint proxy statement/prospectus for stockholders of the Company and Parent (in the form mailed to Parent or Company stockholders, as applicable, the "Joint Proxy Statement/Prospectus") (together with any amendments thereof or supplements thereto), in connection with the registration under the Securities Act of the offer and sale of Parent Common Stock to be issued in the Merger and the other transactions contemplated by this Agreement. Parent shall use all reasonable efforts, and the Company will cooperate with

         Parent, to have the Registration Statement declared effective by the SEC as promptly as practicable and to keep the Registration Statement effective as long as is necessary to consummate the Merger. Parent shall, as promptly as practicable, provide copies of any written comments received from the SEC with respect to the Registration Statement to the Company and advise the Company of any verbal comments with respect to the Registration Statement received from the SEC. Parent shall use its best efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities laws or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement. Parent will advise the Company, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement/Prospectus or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. Each of Parent and the Company shall furnish to the other all information concerning it and the holders of its capital stock as the other may reasonably request in connection with such actions. As promptly as practicable after the Registration Statement shall have been declared effective, the Company shall mail the Joint Proxy Statement/Prospectus to its stockholders entitled to notice of and to vote at the Company Stockholders Meeting and Parent shall mail the Joint Proxy Statement/Prospectus to its stockholders entitled to notice of and to vote at the Parent Stockholders Meeting. The Joint Proxy Statement/Prospectus shall include the recommendation of the Company's Board of Directors in favor of the Merger and adoption of this Agreement, unless otherwise necessary due to the applicable fiduciary duties of the directors of the Company, as determined by such directors in good faith after consultation with and based upon the advice of independent legal counsel (who may be the Company's regularly engaged independent legal counsel). The Joint Proxy Statement/Prospectus shall include the recommendation of Parent's Board of Directors in favor of approval of the issuance of the Parent Common Stock in the Merger, unless otherwise necessary due to the applicable fiduciary duties of the directors of the Parent, as determined by such directors in good faith after consultation with and based upon the advice of independent legal counsel (who may be the Parent's regularly engaged independent legal counsel).

                 (b) The information supplied by the Company for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by the Company for inclusion in
         (i) the Joint Proxy Statement/Prospectus to be sent to the stockholders of the Company in connection with the Company Stockholders Meeting shall not, at the date the Joint Proxy Statement/Prospectus (or any supplement thereto) is first mailed to stockholders, at the time of the Company Stockholders Meeting or at the Effective Time and (ii) the Joint Proxy Statement/Prospectus to be sent to the stockholders of Parent in connection with the Parent Stockholders Meeting shall not, at the date the Joint Proxy

         Statement/Prospectus (or any supplement thereto) is first mailed to stockholders, at the time of the Parent Stockholders Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Company or any of its affiliates, or its or their respective officers or directors, should be discovered by the Company that should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement/Prospectus, the Company shall promptly inform Parent thereof in writing. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form in all material respects with the applicable requirements of the Securities Act and the rules and `regulations thereunder and the Exchange Act and the rules and regulations thereunder.

                 (c) The information supplied by Parent for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by Parent for inclusion in (i) the Joint Proxy Statement/Prospectus to be sent to the stockholders of the Company in connection with the Company Stockholders Meeting shall not, at the date the Joint Proxy Statement/Prospectus (or any supplement thereto) is first mailed to stockholders, at the time of the Company Stockholders Meeting or at the Effective Time and (ii) the Joint Proxy Statement/Prospectus to be sent to the stockholders of Parent in connection with the Parent Stockholders Meeting shall not, at the date the Joint Proxy Statement/Prospectus (or any supplement thereto) is first mailed to stockholders, at the time of the Parent Stockholders Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to Parent or any of its affiliates, or to their respective officers or directors, should be discovered by Parent that should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement/Prospectus, Parent shall promptly inform the Company thereof in writing. All documents that Parent is responsible for filing with the SEC in connection with the transactions contemplated hereby will comply as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

         SECTION 6.03.    Appropriate Action; Consents; Filings.

                 (a) The Company and Parent shall each use, and shall cause each of their respective subsidiaries to use, all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement, (ii) obtain from any Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or the Company or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the Merger, (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act (in the case of Parent) and the Exchange Act and the rules and regulations thereunder, and any other applicable federal or state securities laws,
         (B) the HSR Act and (C) any other applicable Law; provided that Parent and the Company shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the nonfiling party and its advisors prior to filings and, if requested, shall accept all reasonable additions, deletions or changes suggested in connection therewith. The Company and Parent shall furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law (including all information required to be included in the Joint Proxy Statement/Prospectus or the Registration Statement) in connection with the transactions contemplated by this Agreement. Parent and the Company shall request early termination of the waiting period with respect to the Merger under the HSR Act.

                 (b) Parent and the Company agree to cooperate with respect to, and shall cause each of their respective subsidiaries to cooperate with respect to, and agree to use all reasonable efforts vigorously to contest and resist, any action, including legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an "Order") of any Governmental Entity that is in effect and that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement, including, without limitation, by vigorously pursuing all available avenues of administrative and judicial appeal and all available legislative action.

                 (c)      (i)     Each of the Company and Parent shall give (or
         shall cause their respective subsidiaries to give) any notices to third parties, and use, and cause their respective subsidiaries to use all reasonable efforts to obtain any third party consents (A) necessary, proper or advisable to consummate the transactions contemplated by this Agreement, (B) otherwise required under any contracts, licenses, leases or other agreements in connection with the consummation of the transactions contemplated hereby or (C) required to prevent a Company Material Adverse Effect from occurring prior to the Effective Time or a Parent Material Adverse Effect from occurring prior to or after the Effective Time.

                          (ii) In the event that any party shall fail to obtain any third party consent described in subsection (c)(i) above, such party shall use all reasonable efforts, and shall take any such actions reasonably requested by the other parties, to limit the adverse effect upon the Company and Parent, their respective subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

                 (d) Each of Parent and the Company shall promptly notify the other of (i) any material change in its current or future business, financial condition or results of operations, (ii) any complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any Governmental Entities with respect to its business or the transactions contemplated hereby, (iii) the institution or the threat of material litigation involving it or any of its subsidiaries or (iv) any event or condition that might reasonably be expected to cause any of its representations, warranties, covenants or agreements set forth herein not to be true and correct at the Effective Time. As used in the preceding sentence, "material litigation" means any case, arbitration or adversary proceeding or other matter which would have been required to be disclosed on the Company Disclosure Schedule pursuant to Section 3.09 or the Parent Disclosure Schedule pursuant to Section 4.09, as the case may be, if in existence on the date hereof, or in respect of which the legal fees and other costs to the Company or Parent (or their respective subsidiaries), as the case may be, might reasonably be expected to exceed $250,000 over the life of the matter.

         SECTION 6.04.    Affiliates; Pooling; Tax Treatment.

                 (a) The Company shall use all reasonable efforts to obtain from any person who will receive Parent Common Stock in exchange for Company Common Stock in the Merger and may be deemed to have become an affiliate of the Company after the date of this Agreement and on or prior to the Effective Time, a written agreement substantially in the form of Exhibit A hereto as soon as practicable after attaining such status.

                 (b) Parent shall use all reasonable efforts to obtain from any person who may be deemed to have become an affiliate of Parent after the date of this Agreement and on or prior to the Effective Time, a written agreement substantially in the form of Exhibit B hereto as soon as practicable after obtaining such status.

                 (c) Parent shall not be required to maintain the effectiveness of the Registration Statement for the purpose of resale by stockholders of the Company who may be affiliates of the Company or Parent pursuant to Rule 145 under the Securities Act.

                 (d) Each party hereto shall use all reasonable efforts to cause the Merger to be treated for financial accounting purposes as a Pooling Transaction, and shall not take, and shall use all reasonable efforts to prevent any affiliate of such party from taking, any actions which could prevent the Merger from being treated for financial accounting purposes as a Pooling Transaction,

                 (e) Each party hereto shall use all reasonable efforts to cause the Merger to qualify, and shall not take, and shall use all reasonable efforts to prevent any affiliate of such party from taking, any actions which could prevent the Merger from qualifying as a reorganization under the provisions of Section 368(a) of the Code.

         SECTION 6.05. Public Announcements. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation.
The press release announcing the execution and delivery of this Agreement shall be a joint press release of Parent and the Company.

         SECTION 6.06. NYSE Listing. Parent shall use all reasonable efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing (subject to official notice of issuance) on the NYSE prior to the Effective Time.

         SECTION 6.07.    Comfort Letters.

                 (a) The Company shall use all reasonable efforts to cause Arthur Andersen, L.L.P. to deliver a letter dated as of the date of the Joint Proxy Statement/Prospectus, and addressed to itself and Parent and their respective Boards of Directors, in form and substance reasonably satisfactory to Parent, and customary in scope and substance for agreed-upon procedures letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Registration Statement and the Joint Proxy Statement/Prospectus.

                 (b) Parent shall use all reasonable efforts to cause KPMG Peat Marwick to deliver a letter dated as of the date of the Joint Proxy Statement/Prospectus, and addressed to itself and the Company and their respective Boards of Directors, in form and substance reasonably satisfactory to the Company, and customary in scope and substance for agreed-upon procedures letters delivered by independent public accounts in connection with registration statements and proxy statements similar to the Registration Statement and the Joint Proxy Statement/Prospectus.

         SECTION 6.08.    Stock Option Plans.

                 (a) Option Plans. Parent and the Company shall take such actions not inconsistent with the Merger being accounted for financial accounting purposes as a Pooling Transaction, including (with respect to the Company) the amendment of the Option Plans and Stock Options, to permit Parent to assume, and Parent shall assume, effective at the Effective Time, each Stock Option that remains unexercised in whole or in part as of the Effective Time and substitute shares of Parent Common Stock for the shares of the Company Common Stock purchasable under each such assumed option ("Assumed Option"), which assumption and substitution shall be effected as follows:

                          (i) the Assumed Option shall not give the optionee additional benefits which such optionee did not have under the Stock Option before such assumption and shall be assumed on the same terms and conditions as the Stock Option being assumed, subject to Section 6.08(a) (ii) and (iii) below;

                          (ii) the number of shares of Parent Common Stock purchasable under the Assumed Option shall be equal to the number of shares of Parent Common Stock that the holder of the Stock Option being assumed would have received (without regard to any vesting schedule) upon consummation of the Merger had such Stock Option been exercised in full immediately prior to consummation of the Merger; and

                          (iii) the per share exercise price of such Assumed Option shall be an amount equal to the per share exercise price of the Stock Option being assumed divided by the Exchange Ratio.

                 It is the intention of the parties that, to the extent that any such Stock Option constituted an "incentive stock option" (within the meaning of Section 422 of the Code) immediately prior to the Effective Time, such Stock Option shall continue to qualify as an incentive stock option to the maximum extent permitted by Section 422 of the Code, and that the assumption of the Company Stock Options provided by this Section 6.08(a) satisfy the conditions of Section 424(a) of the Code.

                 (b) Registration. Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the Assumed Options, and, as soon as practicable after the Effective Time, but in no event later than ten days after the Effective Time, Parent shall file a registration statement on Form S-8 (or other appropriate form) with respect to the shares of Parent Common Stock subject to the Assumed Options, and shall use its best efforts to maintain the effectiveness of such registration statement for so long as any of the Assumed Options remain outstanding.

         SECTION 6.09.    Warrants.

                 (a) Parent and the Company shall take such actions not inconsistent with the Merger being accounted for financial accounting purposes as a Pooling Transaction, including (with respect to the Company) the amendment of the warrants referred to in Section 3.03(a)(i)(4), to permit Parent to assume, and Parent shall assume, effective at the Effective Time, each warrant that remains unexercised in whole or in part as of the Effective Time and substitute shares of Parent Common Stock for the shares of the Company Common Stock purchasable under each such assumed warrant ("Assumed Warrant"), which assumption and substitution shall be effected as follows:

                          (i) the Assumed Warrant shall not give the holder additional benefits which such holder did not have before such assumption and shall be assumed on the same terms and conditions as the warrant being assumed, subject to Section 6.09(a) (ii) and (iii) below;

                          (ii) the number of shares of Parent Common Stock purchasable under the Assumed Warrant shall be equal to the number of shares of Parent Common Stock that the holder of the warrant being assumed would have received upon consummation of the Merger had such warrant been exercised in full immediately prior to consummation of the Merger; and

                          (iii) the per share exercise price of such Assumed Warrant shall be an amount equal to the per share exercise price of the warrant being assumed divided by the Exchange Ratio.

                 (b) Reservation. Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the Assumed Warrants.

         SECTION 6.10. Merger Sub. Prior to the Effective Time, Merger Sub shall not conduct any business or make any investments other than as specifically contemplated by this Agreement and will not have any assets (other than a de minimis amount of cash paid to Merger Sub for the issuance of its stock to Parent) or liabilities.

         SECTION 6.11.    Indemnification.

                          (a) For a period of six years after the Effective
                 Time, Parent shall not amend or otherwise modify Article Eighth of the charter of the Company or Article VIII-Indemnification of the bylaws of the Company (in each case as in effect on the date hereof) in a manner that would adversely affect the rights thereunder of any individuals who at any time prior to the Effective Time were directors or officers of the Company in respect of acts or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such amendment or modification is required by law.

                 (b) Parent agrees to purchase, or cause to be purchased a customary director's and officer's liability insurance "tail" policy from a reputable insurer in the amount of $5,000,000 in respect of claims arising out of facts or events that occurred on or before the Effective Date, so long as the total premium cost thereof does not exceed $175,000, which policy shall be maintained for a period of three years after the Effective Date. This Section 6.11 is intended to be for the benefit of, and shall be enforceable by, the persons referred to above, their heirs and personal representatives, and shall be binding on Parent and its successors and assigns.

                                  ARTICLE VII

                               CLOSING CONDITIONS

         SECTION 7.01. Conditions to Obligations of Each Party Under This Agreement. The respective obligations of each party to effect the Merger and the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in writing by the parties hereto, in whole or in part, to the extent permitted by applicable law:

                 (a) Effectiveness of the Registration Statement; Blue Sky. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated by the SEC. Parent shall have received all Blue Sky and other authorizations necessary to consummate the transactions contemplated by this Agreement.

                 (b) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of the Company, and the issuance of the Parent Common Stock in the Merger shall have been approved by the requisite vote of the stockholders of Parent.

                 (c) No Order. No Governmental Entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger; and no such Governmental Entity shall have initiated or threatened to initiate any proceeding seeking any of the foregoing.

                 (d) HSR Act. The applicable waiting period under the HSR Act with respect to the transactions contemplated by this Agreement shall have expired or been terminated.

                 (e) Pooling of Interests. Parent and the Company shall have been advised in writing by KPMG Peat Marwick on the Closing Date that the Merger shall be treated for financial accounting purposes as a Pooling Transaction.

         SECTION 7.02. Additional Conditions to Obligations of the Parent Companies. The obligations of the Parent Companies to effect the Merger and the other transactions contemplated hereby are also subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in writing by Parent, in whole or in part:

                 (a) Representations and Warranties. Each of the representations and warranties of the Company contained in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date). The Parent Companies shall have received a certificate of the President and the Chief Financial Officer of the Company, dated the Closing Date, to such effect.

                 (b) Agreements and Covenants. The Company shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date. The Parent Companies shall have received a certificate of the President and the Chief Financial Officer of the Company, dated the Closing Date, to that effect.

                 (c) Material Adverse Change. Since November 30, 1995, there shall have been no change, occurrence or circumstance in the current or future business, financial condition or results of operations of the Company or any of its subsidiaries having or reasonably likely to have, individually or in the aggregate, a material adverse effect on the financial condition, results of operations, business, operations or prospects of the Company and its subsidiaries, taken as a whole. The Parent Companies shall have received a certificate of the President and the Chief Financial Officer of the Company, dated the Closing Date, to such effect.

                 (d) Absence of Regulatory Conditions. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any Governmental Entity in connection with the grant of a regulatory approval necessary, in the reasonable business judgment of Parent, to the continuing operation of the current or future business of the Company, which imposes any condition or restriction upon the Parent Companies or the business or operations of the Company which, in the reasonable business judgment of Parent, would be materially burdensome in the context of the transactions contemplated by this Agreement.

                 (e) Tax Opinion. Hughes & Luce, L.L.P. shall have delivered to Parent its written opinion as of the date that the Joint Proxy Statement/Prospectus is first mailed to Parent stockholders substantially to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, (ii) Parent, Merger Sub and the Company will each be a party to that reorganization within the meaning of Section 368(b) of the Code, and
         (iii) Parent, Merger Sub and the Company will not recognize any gain or loss for U.S. federal income tax purposes as a result of the Merger, and such opinion shall not have been withdrawn or modified in any material respect.

                 (f) Employment Agreements. The employees of the Company set forth in a letter from Parent to the Company delivered on or prior to the date of this Agreement shall have entered into employment agreements with the Company, effective as of the Effective Time, in form and substance reasonably acceptable to Parent.

                 (g) Opinion of Company Counsel. Counsel to the Company shall give an opinion in substantially the form attached hereto as Exhibit E.

                 (h) The Company shall have amended each of (i) that certain Asset Purchase Agreement by and among the Company, H&R Communications, Inc., Thomas V. Whelan and Monte Rosen (the "H&R Agreement") and (ii) that certain Asset Purchase Agreement by and among the company, Pro Direct Response Corp., Pro Direct Response, Inc. of New Jersey, Pro Direct Interviewing Corp., Inc., Peter Wood, and Robert Pinsky (the "Pro Direct Agreement"), to provide that any amounts payable by the Company in cash or in Company Common Stock pursuant to any Earnout (as defined in the H&R Agreement or Pro Direct Agreement, as applicable) shall be payable only in cash or in Parent Common Stock.

         SECTION 7.03. Additional Conditions to Obligations of the Company. The obligations of the Company to effect the Merger and the other transactions contemplated hereby are also subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in writing by the Company, in whole or in part:

                 (a) Representations and Warranties. Each of the representations and warranties of the Parent Companies contained in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date). The Company shall have received a certificate of the President and the Chief Financial Officer of the Parent, dated the Closing Date, to such effect.

                 (b) Agreements and Covenants. The Parent Companies shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date. The Company shall have received a certificate of the President and the Chief Financial Officer of the Parent, dated the Closing Date, to that effect.

                 (c) Material Adverse Change. Since September 30, 1995, there shall have been no change, occurrence or circumstance in the current or future business, financial condition or results of operations of Parent or any of its subsidiaries having or reasonably likely to have, individually or in the aggregate, a material adverse effect on the financial condition, results of operations, business, operations or prospects of Parent and its subsidiaries, taken as a whole. The Company shall have received a certificate of the President and the Chief Financial Officer of each of the Parent Companies, dated the Closing Date, to such effect.

                 (d) Absence of Regulatory Conditions. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any Governmental Entity in connection with the grant of a regulatory approval necessary, in the reasonable business judgment of the Company, to the continuing operation of the current or future business of Parent, which imposes any condition or restriction upon Parent or the business or operations of Parent which, in the reasonable business judgment of the Company, would be materially burdensome in the context of the transactions contemplated by this Agreement.

                 (e) New York Stock Exchange Listing. The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing (subject only to official notice of issuance) on the NYSE.

                 (f) Tax Opinion. Mesirov Gelman Jaffe Cramer & Jamieson shall have delivered to the Company its written opinion as of the date that the Joint Proxy Statement/Prospectus is first mailed to the Company stockholders substantially to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, (ii) Parent, Merger Sub and the Company will each be a party to that reorganization within the meaning of Section 368(b) of the Code, and (iii) no gain or loss for U.S. federal income tax purposes will be recognized by the holders of the Company Common Stock upon receipt of shares of Parent Common Stock in the Merger, except with respect to any cash received in lieu of a fractional share interest in Parent Common Stock, and such opinion shall not have been withdrawn or modified in any material respect.

                 (g) Opinion of Parent Counsel. Counsel to the Parent Companies shall give an opinion in substantially the form attached hereto as Exhibit F.


                                  ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

         SECTION 8.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the Merger by the stockholders of the Company:

                 (a)      by mutual consent of Parent and the Company;

                 (b) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 7.02(a) or Section 7.02(b) of this Agreement, as the case may be, would be incapable of being satisfied by July 31, 1996; provided, that in any case, a willful breach shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this Section 8.01(b);

                 (c) by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of the Parent Companies set forth in this Agreement, or if any representation or warranty of the Parent Companies shall have become untrue, in either case such that the conditions set forth in Section 7.03(a) or Section 7.03(b) of this Agreement, as the case may be, would be incapable of being satisfied by July 31, 1996; provided, that in any case, a willful breach shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this Section 8.01(c);

                 (d) by either Parent or the Company, if there shall be any Order which is final and nonappealable preventing the consummation of the Merger, except if the party relying on such Order to terminate this Agreement has not complied with its obligations under Section 6.03(b) of this Agreement;

                 (e) by either Parent or the Company, if the Merger shall not have been consummated before July 31, 1996;

                 (f) by either Parent or the Company, if this Agreement and the Merger shall fail to receive the requisite vote for approval and adoption by the stockholders of the Company at the Company Stockholders Meeting or if the issuance of the Parent Common Stock in connection with the Merger shall fail to receive the requisite vote for approval by the stockholders of Parent at the Parent Stockholders Meeting;

                 (g) by Parent, if (i) the Board of Directors of the Company withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to Parent or shall have resolved to do any of the foregoing; (ii) the Board of Directors of the Company shall have recommended to the stockholders of the Company any Competing Transaction or shall have resolved to do so; (iii) a tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of the Company is commenced, and the Board of Directors of the Company does not recommend that stockholders not tender their shares into such tender or exchange offer or; (iv) any person (other than Parent or an affiliate thereof) shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is used in Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 20% or more of the then outstanding shares of capital stock of the Company;

                 (h) by the Company, if the Board of Directors of the Company (i) fails to make or withdraws its recommendation referred to in Section 6.02(a) if there exists at such time a Competing Transaction, or (ii) recommends to the Company's stockholders approval or acceptance of a Competing Transaction, in each case only if the Board of Directors of the Company, after consultation with and based upon the advice of independent legal counsel (who may be the Company's regularly engaged independent legal counsel), determines in good faith that such action is necessary for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law;

                 (i) by the Company, if (i) the Board of Directors of the Parent withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to the Company or shall have resolved to do any of the foregoing; (ii) the Board of Directors of Parent shall have recommended to the stockholders of Parent any Alternate Transaction (as defined below) or shall have resolved to do so; (iii) a tender offer or exchange offer for 40% or more of the outstanding shares of capital stock of Parent is commenced, and the Board of Directors of Parent does not recommend that stockholders not tender their shares into such tender or exchange offer or; (iv) any person (other than the Company or an affiliate thereof) shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is used in Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 40% or more of the then outstanding shares of capital stock of Parent; or

                 (j) by Parent, if the Board of Directors of Parent (i) fails to make or withdraws its recommendation referred to in Section 6.02(a) if there exists at such time an Alternate Transaction, or (ii) recommends to Parent's stockholders approval or acceptance of an Alternate Transaction, in each case only if the Board of Directors of Parent, after consultation with and based upon the advice of independent legal counsel (who may be Parent's regularly engaged independent legal counsel), determines in good faith that such action is necessary for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law. As used herein "Alternate Transaction" shall mean any of the following (other than the transactions contemplated by this Agreement) involving Parent or any of its subsidiaries: (i) any merger, consolidation, share exchange, business combination or similar transaction, which precludes, or materially interferes with, the consummation of the Merger; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 40% or more of the assets of Parent and its subsidiaries, taken as a whole, (iii) any tender offer or exchange offer for 40% or more of the outstanding shares of capital stock of Parent or the filing of a registration statement under the Securities Act in connection therewith; (iv) any person having acquired beneficial ownership of, or any group (as such term is used in Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) having been formed which beneficially owns or has the right to acquire beneficial ownership of, 40% or more of the outstanding shares of capital stock of Parent; or (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

The right of any party hereto to terminate this Agreement pursuant to this
Section 8.01 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers, directors, representatives or agents, whether prior to or after the execution of this Agreement.

         SECTION 8.02.    Effect of Termination.  Except as provided in Section
8.05 or Section 9.01 of this Agreement, in the event of the termination of this Agreement pursuant to

Section 8.01, this Agreement shall forthwith become void, there shall be no liability on the part of the Parent Companies or the Company to the other and all rights and obligations of any party hereto shall cease, except that nothing herein shall relieve any party of any liability for (i) any breach of such party's covenants or agreements contained in this Agreement, or (ii) any willful breach of such party's representations or warranties contained in this Agreement.

         SECTION 8.03. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of the Company, (i) no amendment, which under applicable law may not be made without the approval of the stockholders of the Company, may be made without such approval, and (ii) no amendment, which under the applicable rules of the NYSE, may not be made without the approval of the stockholders of Parent, may be made without such approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         SECTION 8.04. Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. For purposes of this Section 8.04, the Parent Companies as a group shall be deemed to be one party.

         SECTION 8.05.    Fees, Expenses and Other Payments.

                 (a) Except as provided in Section 8.05(c) of this Agreement, all Expenses (as defined in paragraph (b) of this Section 8.05) incurred by the parties hereto shall be borne solely and entirely by the party which has incurred such Expenses; provided, however, that the allocable share of the Parent Companies as a group and the Company for all Expenses related to printing, filing and mailing the Registration Statement, the Joint Proxy Statement/Prospectus and all SEC and other regulatory filing fees incurred in connection with the Registration Statement, the Joint Proxy Statement/Prospectus and the Hart-Scott-Rodino Premerger Notification and Report shall be one-half each.

                 (b) "Expenses" as used in this Agreement shall include all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Registration Statement, the Company Proxy Statement and the Parent Proxy Statement, the solicitation of stockholder approvals and all other matters related to the consummation of the transactions contemplated hereby.

                 (c) The Company agrees that if this Agreement is terminated pursuant to:

                          (i) Section 8.01(b) and (i) such termination is the result of a willful breach of any representation, warranty, covenant or agreement of the Company contained herein and (ii) the Company shall have entered into material negotiations relating to a Competing Transaction, in any such case at any time within the period commencing on the date of this Agreement through the date of termination of this Agreement; or

                          (ii) Section 8.01 (f) because this Agreement and the Merger shall fail to receive the requisite vote for approval and adoption by the stockholders of the Company at the Company Stockholders Meeting and at the time of such meeting there shall exist a Competing Transaction; or

                          (iii) Section 8.01(g)(i) and at the time of the withdrawal, modification or change (or resolution to do so) of its recommendation by the Board of Directors of the Company, there exists a Competing Transaction; or

                          (iv)    Sections 8.01(g)(ii) or (iii); or

                          (v)     Section 8.01(h); and

         there has been no material adverse change as described in Section 7.03(c) or material breach by Parent of any representation, warranty or covenant on the part of Parent set forth in this Agreement, then the Company shall pay to Parent an amount equal to $4,000,000, which amount is inclusive of all of Parent's Expenses.

                 (d) Parent agrees that if this Agreement is terminated pursuant to:

                          (i) Section 8.01(c) and (i) such termination is the result of a willful breach of any representation, warranty, covenant or agreement of Parent contained herein and
                 (ii) Parent shall have entered into material negotiations relating to an Alternate Transaction, in any such case at any time within the period commencing on the date of this Agreement through the date of termination of this Agreement; or

                          (ii) Section 8.01 (f) because this Agreement and the Merger shall fail to receive the requisite vote for approval and adoption by the stockholders of Parent at the Parent Stockholders Meeting and at the time of such meeting there shall exist an Alternate Transaction; or

                          (iii) Section 8.01(i)(i) and at the time of the withdrawal, modification or change (or resolution to do so) of its recommendation by the Board of Directors of Parent, there exists an Alternate Transaction; or

                          (iv)    Sections 8.01(i)(ii) or (iii); or

                          (v)     Section 8.01(j); and

there has been no material adverse change as described in Section 7.02(c) or material breach by the Company of any representation, warranty or covenant on the part of the Company set forth in this Agreement, then Parent shall pay to the Company an amount equal to $4,000,000, which amount is inclusive of all of the Company's Expenses.

                 (e) Any payment required to be made pursuant to Section 8.05(c) or (d) of this Agreement shall be made as promptly as practicable but not later than ten business days after termination of this Agreement, and shall be made by wire transfer of immediately available funds to an account designated by Parent or the Company, as applicable.


                                   ARTICLE IX

                               GENERAL PROVISIONS

         SECTION 9.01. Effectiveness of Representations, Warranties and Agreements.

                 (a) Except as set forth in Section 9.01(b) of this Agreement, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect from the date of this Agreement until the Effective Date regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers, directors, representatives or agents, whether prior to or after the execution of this Agreement.

                 (b) The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Article VIII, except that the agreements set forth in Articles I and II and IX and Sections 6.08, 6.09 and 6.11 shall survive the Effective Time and those set forth in Sections 5.04(d), 8.02 and 8.05 and Article IX hereof shall survive termination. Nothing herein shall be construed to cause the Confidentiality Agreements to terminate upon the termination of this Agreement pursuant to Article VIII.

         SECTION 9.02. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

                 (a)      If to any of the Parent Companies, to:

                          Harte-Hanks Communications, Inc.

                          200 Concord Plaza Drive
                          Suite 800
                          San Antonio, Texas 78216
                          Attention: Larry Franklin
                          Telecopier No. (210) 829-9403

                 with a copy to:

                          Hughes & Luce, L.L.P.
                          2800 Bank One Center
                          1717 Main Street
                          Dallas, Texas 75201

                          Attention:       Alan J. Bogdanow
                          Telecopier No.: (214) 939-6100

                 (b)      If to the Company, to:

                          DiMark, Inc.
                          2050 Cabot Boulevard West.
                          Langhorne, Pennsylvania 19047

                          Attention: Thomas Garvey
                                     Michael Wert
                                     Telecopier No.:  (215) 741-3534

           with a copy to:

                          Mesirov Gelman Jaffe Cramer & Jamieson
                          1735 Market Street
                          Philadelphia, Pennsylvania 19103

                          Attention:  Richard P. Jaffe
                          Telecopier No.:  (215) 994-1111

         SECTION 9.03. Certain Definitions. For the purposes of this Agreement, the term:

                 (a) "affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

                 (b) a person shall be deemed a "beneficial owner" of or to have "beneficial ownership" of the Company Common Stock or Parent Common Stock, as the case may be, in accordance with the interpretation of the term "beneficial ownership" as defined in Rule 13d-3 under the Exchange Act, as in effect on the date hereof; provided that a person shall be deemed to be the beneficial owner of, and to have beneficial ownership of, the Company Common Stock or Parent Common Stock, as the case may be, that such person or any affiliate of such person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise.

                 (c) "business day" means any day other than a day on which banks in the State of New York are authorized or obligated to be closed;

                 (d) "control" (including the terms "controlled," "controlled by," and "under common control with") means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise;

                 (e) "ERISA Affiliate" means the Company and each corporation, partnership, or other trade or business, whether or not incorporated, which is or has been treated as a single employer or controlled group member with the Company pursuant to Code Section 414 or ERISA Section 4001.

                 (f) "knowledge" or "known" means with respect to any matter in question, if an executive officer of the Company or Parent, as the case may be, has actual knowledge of such matter;

                 (g) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as used in Section l3(d) of the Exchange Act);

                 (h) "Registrable Securities" shall mean any shares of Parent Common Stock issued to affiliates of the Company pursuant to
         Section 2.01 of this Agreement. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) they shall have been sold pursuant to Rule 145(d) (or any successor provision) under the Securities Act or be freely saleable under Rule 145(d) under the Securities Act in the written opinion of outside counsel, addressed to the holders thereof, selected by the Company and reasonable acceptable to such holders, (iii) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any state securities or blue sky law then in force, or (iv) they shall have ceased to be outstanding.

                 (i) "subsidiary" or "subsidiaries" of the Company, Parent, the Surviving Corporation or any other person, means any corporation, partnership, joint venture or other legal entity of which the Company, Parent, the Surviving Corporation or any such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity; and

                 (j) "Tax" or "Taxes" means any and all taxes, charges, fees, levies, assessments, duties or other amounts payable to any federal, state, local or foreign taxing authority or agency, including, without limitation, (x) income, franchise, profits, gross receipts, minimum, alternative minimum, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, severance, excise, stamp, windfall profits, transfer and gains taxes,
         (y) customs, duties, imposts, charges, levies or other similar assessments of any kind, and (z) interest, penalties and additions to tax imposed with respect thereto.

         SECTION 9.04. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement Section references herein are, unless the context otherwise requires, references to sections of this Agreement.

         SECTION 9.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

         SECTION 9.06. Entire Agreement. This Agreement (together with the Exhibits, the Company Disclosure Schedule and the Parent Disclosure Schedule) and the Confidentiality Agreements constitute the entire agreement of the parties, and supersede all prior agreements and undertakings, both written and oral, among the parties or between any of them, with respect to the subject matter hereof. The Company agrees that nothing contained in this Agreement, the proxies granted by certain officers and directors of the Company to Parent on or about the date hereof or the transactions contemplated hereby or thereby shall be deemed to violate the Confidentiality Agreements and that such agreements and proxies have been entered into or granted with the prior written consent of the Company.

         SECTION 9.07. Assignment. This Agreement shall not be assigned by operation of law or otherwise.

         SECTION 9.08. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied (other than as contemplated by Section 6.08 and Section 6.11), is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         SECTION 9.09. Specific Performance. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Merger, will cause irreparable injury to the other parties for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder.

         SECTION 9.10. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

         SECTION 9.11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law, except to the extent that the laws of New Jersey mandatorily apply.

         SECTION 9.12.    Registration Rights.

                 (a)      Piggyback Registration.

                          (1) If, at any time in the first two years following the Closing, the Parent proposes to register any of its Common Stock under the Securities Act (other than on a registration statement on Form S-4 or S-8, or any successor or other forms promulgated for similar purposes), the Parent shall give written notice to the holders of any Registrable Securities at least 15 days prior to the anticipated filing date of such proposed registration statement and upon the written request of any such holder, given within 10 days of the receipt of any such written notice (which request shall specify the Registrable Securities intended to be disposed of by such holder), the Parent will use its best efforts to include in such registration statement all of the Registrable Securities held by such holders and specified in such requests; provided, however, that (i) the maximum number of securities to be sold by such holders shall not exceed the number of securities which the managing underwriter (or the Parent in the event the offering is not underwritten) considers, in good faith, to be appropriate based on market conditions and other relevant factors (including pricing and the number of securities to be sold by the Parent and stockholders and option holders of the Parent) at such time; and (ii) if the total number of securities desired to be sold exceeds such amount, the Parent or, in the case of registration required pursuant to a demand registration right granted to other stockholders of the Parent, the stockholders that demanded such registration, shall be entitled to include in the offering the full number of securities which it desires to include, and any holders of Registrable Securities, and other stockholders and option holders of the Parent who elect to participate in the offering shall each be entitled to sell a portion of any remaining amount of the number of securities pro rata based on the number of shares of Common Stock each such holder notified the Parent that such holder wished to sell. In any case, any such holder shall have the right to withdraw its request for inclusion of its securities in any registration statement pursuant hereto by giving written notice to the Parent of its request to withdraw prior to the effective date of such registration statement. At any time prior to the effective date of any registration statement pursuant hereto, the Parent shall have the right to discontinue such registration hereunder. No registration effected pursuant to this Section 9.12(a) shall relieve the Parent from its obligation to effect any registration on request pursuant to Section 9.12(b) hereof.

                          (2) If any holder of Registrable Securities elects to participate in an underwritten offering of securities, the Parent will enter into an underwriting agreement with the underwriters for such offering, such agreement to be reasonably satisfactory in form and substance to the Parent, each such selling holder and the underwriters, and to contain such representations, warranties and covenants by the Parent and such other terms as are customarily contained in such agreements used by the managing underwriter, including without limitation indemnities and contributions to the effect and to the extent provided herein or as may otherwise be required by the managing underwriter. Each such selling holder shall be party to any underwriting agreement relating to an underwritten sale of its securities. Such holder shall not be required to make any representations or warranties to or agreements with the Parent or the underwriters except as related to such holder and except for the indemnities and contribution to the effect and to the extent provided herein or as may otherwise be required by the managing underwriter.

                 (b)      Registration on Request.

                          (1) For a period of two years following the Closing, upon the written request of holders holding Registrable Securities requesting that the Parent effect the registration under the Securities Act of not less than 500,000 shares of such Registrable Securities, the Parent shall promptly provide written notice of such request to all holders of Registrable Securities, and thereupon will use its best efforts to register under the Securities Act the Registrable Securities held by such holders which the Parent has been so requested by such holders to register and all other Registrable Securities which the Parent has been requested by any other holder by written request given to the Parent within 10 days after giving of such written notice by the Parent, subject to the limitation of subsection (3) below.

                          (2) The registration rights granted hereby are subject to the following limitations: (i) the Parent shall not be obligated to file more than one such registration statements pursuant hereto; (ii) the Parent shall not be obligated to cause any registration statement filed hereunder to be declared effective less than six months after the effective date of any other registration statement filed by the Parent; and (iii) if with respect thereto, the managing underwriter, the SEC, the Securities Act, or the form on which the registration statement is to be filed, would require the conduct of an audit other than the regular audit conducted by the Parent at the end of its fiscal year, in which case the filing may be delayed until the completion of such regular audit (unless the holders requesting registration agree to pay the expenses of the Parent in connection with such an audit other than the regular audit). In addition, the Parent shall have the right to postpone the filing of any registration statement requested pursuant hereto for up to three (3) months if, in the opinion of the Board of Directors of the Parent, the filing of any such registration statement would interfere with any material transaction then being pursued by the Parent or other material, pending development. The Parent shall select any underwriter or underwriters used in connection with any public offering of securities registered pursuant to this paragraph.

                          (3) The Parent may elect to include in any registration statement filed and any offering pursuant hereto, newly issued shares of Common Stock and shares held by other stockholders of the Parent ("Other Sellers"); provided that if the number of securities desired to be offered by the Parent and such Other Sellers together with the Registrable Securities which the Parent has been requested to register exceeds the maximum number of securities which any managing underwriter recommends including in the offering, then the holders of Registrable Securities and the Parent shall be entitled to include in the offering the full number of securities which they desire to include, and each of the Other Sellers who elect to participate in the offering shall be entitled to sell a portion of the remaining maximum number, if any, pro rata based on the number of securities each such Other Seller notified the Parent that such Other Seller wished to sell. If, pursuant to the preceding sentence, all the securities of the Other Sellers are excluded, and the number of securities proposed to be included by the holders of Registrable Securities and the Parent exceeds the maximum number, such holders shall be entitled to include in the offering the full number of Registrable Securities and the Parent shall be entitled to sell the remaining amount up to the maximum number. Each of the holders of Registrable Securities and the Parent (in the event that any securities are to be offered by the Parent) may withdraw from any demand registration pursuant hereto by giving written notice to the Parent prior to the closing with respect to such offering; provided, however, that after such withdrawal, no such withdrawing holder may demand any registration pursuant hereto.

                 (c) Cooperation. If so requested by any managing underwriter of any offering of securities pursuant hereto, all holders of Registrable Securities and the Parent shall agree not to sell any shares of Common Stock (other than shares to be sold in such offering) without the consent of any such managing underwriter for a period of seven days prior to and up to three months after the effective date of the registration statement filed with respect to such offering.

                 (d) Information. A holder of Registrable Securities wishing to have any Registrable Securities included in a registration statement shall furnish to the Parent all such information and material as may be reasonably requested by the Parent or its counsel, including without limitation all information and material concerning such holder of Registrable Securities as may be required to be included in such registration statement under the Securities Act and the securities laws of the jurisdictions in which any public offering is made. Such holder shall also do all such things and execute all such additional instruments as may be necessary or desirable in the opinion of the Parent or its counsel in connection with such registration statement and shall comply in all respects with the Securities Act and the securities laws of the jurisdictions in which any public offering is made. The Parent may require each seller of any Registrable Securities as to which any registration is being effected to furnish the Parent such information regarding such seller and the distribution of such Registrable Securities as the Parent may from time to time request in writing and as shall be required by law to effect such registration.

                 (e) Obligations of the Parent. Whenever the Parent is required by the provisions hereof to register any Registrable Securities under the Securities Act, the Parent shall, as expeditiously as possible:

                          (1) prepare and file with the SEC, and use its best efforts to cause to be declared and remain effective, the registration statement and any amendments and supplements to the registration statement and the prospectus used in connection therewith as may be necessary to keep the registration statement current and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the registration statement required to effect the distribution of such securities, but in no event shall the Parent be required to do so for a period of more than 180 days following the effective date of the registration or such longer period as may be required under any underwriting agreement;

                          (2) use its best efforts to register or qualify the securities covered by the registration statement under such other securities or blue sky laws of such jurisdictions in the United States as any managing underwriter reasonably shall request; provided, however, that in no event shall the Parent be required to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified, to conform the composition of its assets at the time to the securities or blue sky laws of any jurisdiction, or to subject itself to taxation in any jurisdiction where it has not theretofore done so;

                          (3) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC;

                          (4) assist the sellers of any such Registrable Securities and any managing underwriter in the marketing process with respect to such public offering to such extent as they shall reasonably request;

                          (5) furnish to each seller of such Registrable Securities such number of copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the disposition of the Common Stock owned by such seller; and

                          (6) notify each seller of any such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the period mentioned in subdivision (1) of this Section 9.12(e), of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made (and upon receipt of such notice and until a supplemented or amended prospectus as set forth below is available, each such seller shall not offer or sell any securities covered by such registration statement and shall return all copies of such prospectus to the Parent if requested to do so by it), and at the request of any such seller prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.

                 (f) Expenses. The Parent will pay all registration expenses in connection with each registration of Registrable Securities requested pursuant to Sections 9.12(a) and 9.12(b) and any other fees and expenses relating to the Parent, and each holder shall pay all fees and expenses of counsel to such holder, underwriting discounts and commissions, and transfer taxes, if any, relating to the sale or disposition of such holder's Registrable Securities pursuant to a registration statement effected pursuant to Sections 9.12(a) and 9.12(b).

                 (g)      Indemnification.

                          (1) In the event of any registration under the Securities Act of any securities of the Parent pursuant hereto, the Parent shall (i) indemnify and hold harmless any holder of Registrable Securities whose securities are included in the registration statement (the "Seller"), any underwriter, and each other person, if any, who controls any Seller or underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several ("Claims"), to which each such indemnified party may become subject, under the Securities Act or otherwise, insofar as any claims (or actions in respect thereof) that arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or preliminary prospectus (if used prior to the effective date of the registration statement) or summary or final prospectus or any amendment or supplement thereto (if used during the period that the Parent is required to keep the registration statement current) or any document filed under a state securities or blue sky law (collectively, "Registration Documents") or insofar as any Claims (or actions in respect thereof) that arise out of or are based upon the omission or alleged omission to state in any Registration Document a material fact required to be stated therein or necessary to make the statements made therein not misleading; and (ii) reimburse each indemnified party for all legal or other expenses reasonably incurred by it in connection with investigating or defending any Claim or action, excluding any amounts paid in settlement of any litigation, commenced or threatened, if such settlement is effected without the prior written consent of the Parent; provided, however, that the Parent shall not be liable to a particular indemnified party in any case to the extent that any Claim or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission made in any Registration Document in reliance upon and in conformity with information furnished by such indemnified party. In addition, the Parent will not indemnify (unless otherwise required by the managing underwriter) any underwriter or any person who is associated with or controls any underwriter with respect to any preliminary prospectus if the underwriter failed to send or to give a copy of the final prospectus to the person asserting the Claim at or prior to the written confirmation of the sale of the securities of the Parent to such person, if the untrue statement or omission at issue had been corrected in the final prospectus.

                          (2) In the event of any registration under the Securities Act of any Registrable Securities pursuant hereto, each Seller severally shall (i) indemnify and hold harmless the Parent, each of its directors, each of its officers who have signed the registration statement, each other person, if any, who controls the Parent within the meaning of Section 15 of the Securities Act, and each underwriter and each other person, if any, who controls such underwriter within the meaning of Section 15 of the Securities Act against any Claims to which each such indemnified party may become subject under the Securities Act or otherwise, insofar as such Claims (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Document, or arise out of or are based upon the omission or alleged omission to state in any Registration Document a material fact required to be stated therein or necessary to make the statements made therein not misleading, and (ii) reimburse each indemnified party for all legal or other expenses reasonably incurred by it in connection with investigating or defending any such Claim or action, excluding any amounts paid in settlement of any litigation, commenced or threatened, if the settlement is effected without the prior written consent of the Seller; provided, however, that such indemnification or reimbursement shall be payable only if, and to the extent that any Claim or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Document in reliance upon and in conformity with written information furnished to the Parent by the Seller specifically stating that it is for use in the preparation thereof.

                          (3) The Parent will not be required to register Registrable Securities held by any Seller unless such Seller executes an agreement to indemnify the Parent and other Sellers and associated persons upon the same terms and conditions as the Seller agrees to indemnify the Parent as provided herein.

                          (4) Promptly after receipt by a party to be indemnified of notice of the commencement of any action, the indemnified party shall notify the party from whom indemnity may be sought in writing of the commencement thereof, if a claim in respect thereof is to be made against an indemnifying party hereunder; but the omission of such notice shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than pursuant hereto. In case any action is brought against the indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and to the extent that it chooses, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party that it so chooses, the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that
                 (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the claim within 20 days after receiving notice from the indemnified party that the indemnified party believes it has failed to do so, or (ii) if the indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there may be legal defenses available to the indemnified party that are not available to the indemnifying party, or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have concluded that there may be legal defenses available to some indemnified parties that are not available to all, or to the extent representation of all indemnified parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the indemnifying party shall be liable for any expenses therefor. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

                          (5) Any indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party.

                          (6) If for any reason the foregoing indemnity is unavailable, or is insufficient to hold harmless an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, but also the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                 (h) All agreements with respect to indemnification pursuant to this Agreement shall remain in full force and effect and shall survive delivery of and payment for any Registrable Securities registered pursuant to this Section 9.12.

         SECTION 9.13. Counterparts. This Agreement may be executed in multiple counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         SECTION 9.14.    Irrevocable Proxy.

                 (a) Upon execution of this Agreement, the Company shall cause each of Thomas E. Garvey, Michael L. Wert and Stephen C. Marcus to execute and deliver an irrevocable proxy in favor of Parent with respect to all of the voting stock of the Company held by such persons equal to approximately 28.2% of the total shares of Company voting stock outstanding as of the date hereof, in substantially the form attached as Exhibit C to this Agreement.

                 (b) Upon execution of this Agreement, Parent shall cause each of Larry Franklin and Houston H. Harte to execute and deliver an irrevocable proxy in favor of the Company with respect to the voting stock of Parent held by such persons equal to approximately 28.2% of the total shares of Parent voting stock as of the date hereof in substantially the form attached as Exhibit D to this Agreement.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                     HARTE-HANKS COMMUNICATIONS, INC.

                                     By:
                                        ----------------------------------------
                                        President and Chief Executive Officer


                                     HHD ACQUISITION CORP.


                                     By:
                                        ----------------------------------------
                                        President


                                     DIMARK, INC.

                                     By:
                                        ----------------------------------------
                                        Chairman

                                                                       EXHIBIT A

                         COMPANY AFFILIATE'S AGREEMENT


Harte-Hanks Communications, Inc.
200 Concord Plaza Drive
Suite 800
San Antonio, Texas 78216


Ladies and Gentlemen:

         I have been advised that as of the date hereof, I may be deemed to be an "affiliate" of DiMark, Inc., a New Jersey corporation (the "Company"), as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").

         Pursuant to the terms and subject to the conditions of that certain Agreement and Plan of Merger by and among Harte-Hanks Communications, Inc., a Delaware corporation ("Parent"), HHD Acquisition Corp., a New Jersey corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and the Company dated as of February __, 1996 (the "Merger Agreement"), providing for, among other things, the merger of Merger Sub with and into the Company (the "Merger"), I will be entitled to receive shares of common stock, par value $1.00 per share, of Parent ("Parent Common Stock"), in exchange for shares of common stock, no par value, of the Company ("the Company Common Stock") owned by me at the Effective Time (as defined in the Merger Agreement) of the Merger as determined pursuant to the Merger Agreement.

         I further understand that the Merger will be treated for financial accounting purposes as a "pooling of interests" in accordance with generally accepted accounting principles and that the staff of the SEC has issued certain guidelines that should be followed to ensure the pooling of the entities.

         In consideration of the agreements contained herein, Parent's reliance on this letter in connection with the consummation of the Merger and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, I hereby represent, warrant and agree that (i) I will not make any sale, transfer or other disposition of the Company Common Stock owned by me during the period commencing 30 days before the Effective Time and ending at the earlier of the Effective Time and the termination of the Merger Agreement, and (ii) I will not make any sale, transfer or other disposition of Parent Common Stock owned by me after the Effective Time until such time as financial statements that include at least 30 days of combined operations of the Company and Parent after the Merger shall have been publicly reported, unless I shall have delivered to Parent prior to any such sale, transfer or other disposition, a written opinion from KPMG Peat Marwick, independent public accountants for Parent, or a written no-





                                 Exhibit A-1
action letter from the accounting staff of the SEC, in either case in form and substance reasonably satisfactory to Parent, to the effect that such sale, transfer or other disposition will not cause the Merger not to be treated as a "pooling of interests" for financial accounting purposes in accordance with generally accepted accounting principles and the rules, regulations and interpretations of the SEC and (iii) I will not make any sale, transfer or other disposition of any shares of Parent Common Stock received by me pursuant to the Merger in violation of the Securities Act or the Rules and Regulations. I have been advised that the issuance of the shares of Parent Common Stock pursuant to the Merger will have been registered with the SEC under the Securities Act on a Registration Statement on Form S-4. However, I have also been advised, and I agree, that since I may be deemed to be an affiliate of the Company at the time the Merger is submitted for a vote of the stockholders of the Company, the Parent Common Stock received by me pursuant to the Merger can be sold by me only (i) pursuant to an effective registration statement under the Securities Act, (ii) in conformity with the volume and other limitations of Rule 145 promulgated by the SEC under the Securities Act, or (iii) in reliance upon an exemption from registration that is available under the Securities Act.

         I also understand and agree that stop transfer instructions will be given to Parent's transfer agent with respect to the Parent Common Stock to be received by me pursuant to the Merger and that there will be placed on the certificates representing such shares of Parent Common Stock, or any substitutions therefor, a legend stating in substance as follows:

"These shares were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. These shares may only be transferred in accordance with the terms of such Rule and an Affiliate's Agreement between the original holder of such shares and [Parent], a copy of which agreement is on file at the principal offices of such company."

         It is understood and agreed that the legend set forth above shall be removed upon surrender of certificates bearing such legend by delivery of substitute certificates without such legend if I shall have delivered to Parent an opinion of counsel, in form and substance reasonably satisfactory to Parent, to the effect that the sale or disposition of the shares represented by the surrendered certificates may be effected without registration of the offering, sale and delivery of such shares under the Securities Act.

         By its execution hereof, Parent agrees that it will, as long as I own any Parent Common Stock to be received by me pursuant to the Merger, the resale of which remains subject to Rule 145 under the Securities Act, take all reasonable efforts to make timely filings with the SEC of all reports required to be filed by it pursuant to the Securities Exchange Act of 1934, as amended, and will promptly furnish upon written request of the undersigned a written statement confirming that such reports have been so timely filed.





                                 Exhibit A-2

         If you are in agreement with the foregoing, please so indicate by signing below and returning a copy of this letter to the undersigned, at which time this letter shall become a binding agreement between us.

                                     Very truly yours,


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:
                                        Date:
                                        Address:

ACCEPTED this ______ day
of _____________, 1996

Harte-Hanks Communications, Inc.

By:
    ------------------------------
    Name:
    Title:





                                 Exhibit A-3

                                                                       EXHIBIT B

                          PARENT AFFILIATE'S AGREEMENT

Harte-Hanks Communications, Inc.
200 Concord Plaza Drive
Suite 800
San Antonio, Texas 78216


Ladies and Gentlemen:

         I have been advised that as of the date hereof, I may be deemed to be an "affiliate" of Harte-Hanks Communications, Inc., a Delaware corporation ("Parent"), as that term is defined in Rule 1-02 of Regulation S-X of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC").

         I understand that, pursuant to the terms and subject to the conditions of that certain Agreement and Plan of Merger dated as of February __, 1996 (the "Merger Agreement") by and among Parent, HHD Acquisition Corp., a New Jersey corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and DiMark, Inc., a New Jersey corporation ("the Company"), Merger Sub will be merged with and into the Company (the "Merger") at the Effective Time (as defined in the Merger Agreement).

         I further understand that the Merger will be treated for financial accounting purposes as a "pooling of interests" in accordance with generally accepted accounting principles and that the staff of the SEC has issued certain guidelines that should be followed to ensure the pooling of the entities.

         In consideration of the agreements contained herein, Parent's reliance on this letter in connection with the consummation of the Merger and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, I hereby represent, warrant and agree that (i) I will not make any sale, transfer or other disposition of Parent Common Stock (as defined in the Merger Agreement) owned by me during the period commencing 30 days before the Effective Time and ending at the earlier of the Effective Time and the termination of the Merger Agreement, and (ii) I will not make any sale, transfer or other disposition of Parent Common Stock owned by me after the Effective Time until such time as financial statements that include at least 30 days of combined operations of the Company and Parent after the Merger shall have been publicly reported, unless I shall have delivered to Parent prior to any such sale, transfer or other disposition, a written opinion from KPMG Peat Marwick, independent public accountants for Parent, or a written no-action letter from the accounting staff of the SEC, in either case in form and substance reasonably satisfactory to Parent, to the effect that such sale, transfer or other disposition will not cause the Merger not to be treated as a "pooling of interests"





                                 Exhibit B-1
for financial accounting purposes in accordance with generally accepted accounting principles and the rules, regulations and interpretations of the SEC.

                                     Very truly yours,


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:
                                        Date:
                                        Address:





                                 Exhibit B-2

                                                                       EXHIBIT C

                                                               ___________, 1996

Re: IRREVOCABLE PROXY

Ladies and Gentlemen:

         In connection with the execution of that certain merger agreement by and among Harte-Hanks Communications, Inc., HHD Acquisition Corp., and DiMark, Inc. (the "Company") dated February ___, 1996 (the "Merger Agreement"), the undersigned ("Grantor") hereby irrevocably appoints (*) (or its designees), with full power of substitution, as proxy for the Grantor to vote the shares of common stock ("Common Stock") of the Company which the Grantor is entitled to vote (the "Proxy Shares"), for and in the name, place and stead of the Grantor, at any meeting of the holders of shares of Company Common Stock or any adjournments or postponements thereof or pursuant to any consent in lieu of a meeting, or otherwise, with respect only to the approval of the Merger Agreement, any matters related to or in connection with the proposed merger and any corporate action the consummation of which would violate, frustrate the purposes of, or prevent or delay the consummation of the transactions contemplated by the Merger Agreement (including without limitation any proposal to amend the articles of incorporation or by-laws of the Company or approve any merger, consolidation, sale or purchase of any assets, issuance of Company Common Stock or any other equity security of the Company (or a security convertible into an equity security of the Company), reorganization, recapitalization, liquidation or winding up of or by the Company). The undersigned represents and warrants that the undersigned has all necessary power and authority to deliver this proxy.

         This proxy is coupled with an interest and is expressly made irrevocable and will expire on the earliest to occur of (i) the closing of the transaction contemplated by the Merger Agreement, (ii) the termination of the Merger Agreement pursuant to its terms, or (iii) July 31, 1996.

         This proxy shall be filed with the Secretary of the Company.


                                           -------------------------------------

                                           Printed Name
                                                       -------------------------

                                           No. of Proxy Shares
                                                              ------------------





                                 Exhibit C-1

                                                                       EXHIBIT D

                                                               ___________, 1996

Re: IRREVOCABLE PROXY

Ladies and Gentlemen:

         In connection with the execution of that certain merger agreement by and among Harte-Hanks Communications, Inc. ("Parent"), HHD Acquisition Corp. and DiMark, Inc. dated February __, 1996 (the "Merger Agreement"), the undersigned ("Grantor") hereby irrevocably appoints (*) (or its designees), with full power of substitution, as proxy for the Grantor to vote the shares of common stock ("Common Stock") of Parent, which the Grantor is entitled to vote (the "Proxy Shares"), for and in the name, place and stead of the Grantor, at any meeting of the holders of shares of Parent Common Stock or any adjournments or postponements thereof or pursuant to any consent in lieu of a meeting, or otherwise, with respect only to the approval of the issuance of Parent Common Stock pursuant to the Merger Agreement (the "Stock Issuance"), any matters related to or in connection with the Stock Issuance and any corporate action the consummation of which would violate, frustrate the purposes of, or prevent or delay the consummation of the transactions contemplated by the Merger Agreement (including without limitation any proposal to amend the certificate of incorporation or by-laws of Parent or approve any merger, consolidation, sale or purchase of any assets, issuance of Parent Common Stock or any other equity security of Parent (or a security convertible into an equity security of Parent), reorganization, recapitalization, liquidation or winding up of or by Parent). The undersigned represents and warrants that the undersigned has all necessary power and authority to deliver this proxy.

         This proxy is coupled with an interest and is expressly made irrevocable and will expire on the earliest to occur of (i) the closing of the transaction contemplated by the Merger Agreement, (ii) the termination of the Merger Agreement pursuant to its terms, or (iii) July 31, 1996.

         This proxy shall be filed with the Secretary of Parent.

                                           -------------------------------------

                                           Printed Name
                                                       -------------------------

                                           No. of Proxy Shares
                                                              ------------------




                                 Exhibit D-1

                                                                       EXHIBIT E

                           OPINION OF COMPANY COUNSEL




                                 Exhibit E-1

                                                                       EXHIBIT F

                           OPINION OF PARENT COUNSEL




                                 Exhibit F-1